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                                                                   EXHIBIT 10.12
                            ASSET PURCHASE AGREEMENT


         This Asset Purchase Agreement (this "Agreement") is entered into as of May 5, 2000, by and among ViaSource Communications, Inc., a New Jersey corporation, and together with its wholly-owned subsidiary for purposes of this Agreement, Acquisition Sub (as defined below) ("ViaSource"); SCC Acquisition, Inc., a Delaware corporation ("Acquisition Sub"); Service Cable Electric, Inc., a Florida corporation, and its wholly-owned subsidiaries ("SCEC"), Service Cable Corporation, a Florida corporation, and its subsidiaries ("SCC" and together with SCEC, each a "Company" and collectively the "Companies"); Anthony K. Scruggs, Joe Kubisak and Mark Kubisak (each a "Shareholder" and collectively, the "Shareholders"). Certain other capitalized terms used herein are defined in
Article IX and throughout this Agreement.

                                    RECITALS

         A. The Companies are engaged in the business of electrical contracting involving the installation of electrical wiring, power distribution equipment, lighting and connections of electrical equipment and of providing low voltage and fiber optic installation services, including telephone, cable television and computer network cabling systems (the "Business").

         B. The Shareholders are the owners of all of the issued and outstanding capital stock of the Companies.

         C. The Companies wish to sell and ViaSource wishes to buy, the assets relating to the Business (as defined in Section 1.1 below) on the terms and subject to the conditions hereinafter set forth (the "Asset Purchase").

                               TERMS OF AGREEMENT

         In consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:


                                    ARTICLE I

                              PURCHASE AND SALE OF
                         ASSETS; PURCHASE PRICE; CLOSING

         1.1 PURCHASED ASSETS. The Companies agree to and hereby sell, convey, transfer, assign and deliver to ViaSource concurrently herewith on the terms and subject to the conditions set forth in this Agreement, all of their respective assets, properties, business and trade names, goodwill and business of every kind and description, whether real, personal or mixed, tangible or intangible,


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wherever located (except those assets of the Companies which are specifically excluded as provided in Section 1.2 hereof) as exist as of the date hereof (collectively, the "Purchased Assets"). Without limiting the generality of the foregoing, the Purchased Assets shall include the following:

                  (a) all machinery, equipment, tools, supplies, leasehold improvements, furniture and fixtures of each Company and other tangible personal property used by, or located on the premises of, the Companies (the "Fixed Assets");

                  (b)      all inventories of each Company;

                  (c) all receivables, and work in process, of whatsoever kind or nature of each Company;

                  (d) all of the interests, rights and benefits accruing to either Company under any licenses, service agreements, maintenance and support agreements, real estate leases, equipment leases, franchise contracts, sales orders, sales contracts, supply contracts, service agreements, insurance policies, purchase orders, purchase commitments and Material Contracts (as defined herein) made by either Company in the ordinary course of business, all other agreements to which either Company is a party or by which it is bound in the ordinary course of business and all choses in action, causes of action and other rights of every kind of either Company;

                  (e) all operating data and records of each Company, including all customer lists;

                  (f) all cash and cash equivalents of each Company; provided, however, that the cash shall be reduced by (i) an amount equal to $300,000, which represents the tax liability of the Shareholders for the fiscal year ended December 31, 1999, (ii) an amount equal to $505,000, which represents bonuses payable to employees of the Companies, administrative fees paid to affiliates of the Companies and distributions to the Shareholders of the Companies, and (iii) an amount, if any, to reflect the increase in the Net Worth (as defined below) of the Companies for the period beginning on January 1, 2000 and ending on the Closing Date, as determined in accordance with Section 4.15 hereof (all such adjustments shall be deemed to be adjustments to the Purchase Price (as defined below)); provided, that in the case of the payments and distributions provided for in (i) and (ii) above, such amounts shall be paid or distributed by the Companies prior to the Closing Date (as defined below) to the extent that funds are available to make such payments or distributions, and will be included on Schedule 1.6 as Assumed Liabilities (as defined below) and paid or distributed to the appropriate recipients in accordance with ordinary business practices to the Shareholders by ViaSource after the Closing Date as the receivables of the Companies are collected by ViaSource to the extent that funds are not available to make such payments or distributions prior to the Closing Date; provided, further, that anything in this Section 1.1(f) to the contrary notwithstanding, in no event shall the Shareholders reduce the aggregate Working Capital (as defined below) of the Companies below $200,000 on or prior to the Closing Date;

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                  (g)      all intangibles of each Company, including but not
limited to all patents (and applications therefor), licenses, trademarks (and applications therefor), service marks, tradenames (whether registered or unregistered), domain names (and any derivations thereof), copyrights (and applications therefor), proprietary computer software, proprietary inventions, proprietary technology, technical information, discoveries, designs, proprietary rights and non-public information, trade secrets, and know-how, in each case whether or not patentable (including, without limitation, the rights and properties listed on Schedule 1.1(g) hereto) (collectively, the "Intellectual Property"); and

                  (h)      all prepaid expenses of each Company.

         1.2 EXCLUDED ASSETS. Notwithstanding anything to the contrary set forth in Section 1.1, the Purchased Assets shall exclude the following assets of the Companies: (i) the Purchase Price (as defined in Section 1.5) and other rights of the Companies under this Agreement; (ii) the shares of capital stock of each Company which are owned and held by each such Company as treasury shares; (iii) the corporate minute books and stock records of the Companies; and
(iv) those assets set forth on Schedule 1.2.

         1.3 INSTRUMENTS OF TRANSFER. On the date hereof, each Company will deliver to ViaSource, or will cause to be delivered to ViaSource, duly executed instruments of transfer and assignment in form and substance reasonably satisfactory to ViaSource and its counsel, sufficient to vest in ViaSource good and valid title to, and all of each respective Company's right, title and interest in and to, the Purchased Assets, including, without limitation, one or more of each of the following:

                  (a)      bills of sale and assignments;

                  (b) instruments of transfer and assignment of the Intellectual Property;

                  (c) assignments by each Company of its rights under all leases pertaining to leased assets; and

                  (d) such other instruments of transfer and assignment as may be reasonably necessary to transfer and assign the Purchased Assets to ViaSource.

         1.4 ASSIGNMENT OF CONTRACTS. Notwithstanding anything in this Agreement to the contrary, this Agreement shall not constitute an assignment of any claim, contract, or other right or benefit if an attempted assignment thereof, without the consent of a third party thereto, would constitute a breach thereof or in any way adversely affect the rights of ViaSource thereunder. If any attempt at an assignment thereof would be ineffective so that ViaSource would not in fact receive all such rights, the Companies shall cooperate with ViaSource to the extent necessary to provide for ViaSource the benefits under such claim, contract, or other right or benefit.

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         1.5      PURCHASE PRICE. Subject to the terms and conditions as set forth herein, each Company agrees to sell and ViaSource agrees to purchase from each Company the Purchased Assets for (a) $980,000.00 in immediately available funds, (b) 560,000 shares of ViaSource common stock, no par value, adjusted for any stock splits, stock dividends or other similar such events prior to the Closing Date, (the "ViaSource Shares"), allocated to the Shareholders as provided in Schedule 1.5 hereto and (c) a $1,960,000 subordinated promissory note (the "Note") payable to the Companies in the forms and the amounts attached hereto as Exhibit A and Exhibit B (the "Purchase Price"). Of the 560,000 ViaSource Shares referred to above, ViaSource shall retain a total of 140,000 shares, taken pro rata from the amounts payable to the Shareholders on Schedule
1.5 hereto, to be held in accordance with Section 5.3 hereof as the held back shares ("Held Back Shares").

         1.6 ASSUMED LIABILITIES. ViaSource hereby agrees to assume, pay, discharge and perform when lawfully required all of the obligations, duties and liabilities of the Companies set forth on Schedule 1.6 (the "Assumed Liabilities").

         1.7 EXCLUDED LIABILITIES. Notwithstanding anything else to the contrary contained in this Agreement, the parties expressly agree that ViaSource does not assume or otherwise become liable for, and the Companies and/or the Shareholders shall remain unconditionally liable for the following obligations and liabilities of the Companies or the Shareholders (collectively, the "Excluded Liabilities"):

                  (a) any liability or obligation, absolute or contingent, known or unknown, not expressly set forth on Schedule 1.6;

                  (b) any and all professional fees and expenses incurred by the Companies or the Shareholders related to the transactions contemplated by this Agreement;

                  (c) any Taxes or liabilities therefor imposed on either Company or any of the Shareholders with respect to taxable years or periods ending on, prior to or following the date hereof or with respect to or, except as provided in Section 11.3 hereof, in connection with the consummation of the transactions contemplated in this Agreement;

                  (d) except as set forth on Schedule 1.6, any liability, obligation, claim, cost, damage and expense with respect to employees of either Company (whether arising before, on or after the date hereof) relating to, arising out of, or in connection with their employment by either Company at any time on or before the date hereof, including, without limitation, all rights and benefits under any contract, document, policy or understanding with any such employee, all pension, death benefit, retirement, medical, retiree, insurance, vacation, workers' compensation and other liabilities and obligations with respect to such employee;

                  (e) all claims for severance, other employee benefits or other moneys or damages (including, without limitation, claims under the Worker Adjustment and Retraining Notification Act of 1988) from or on behalf of any of the employees of either Company who are employed by either

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Company at any time on or prior to the date hereof (or from any federal, state or local governmental agency or authority on behalf of such employees or relating to such claims) involving an alleged employment loss or termination, including, without limitation, those which are based upon or arise out of the execution and delivery of this Agreement or any of the transactions contemplated hereby (whether or not such employees are hired by ViaSource);

                  (f) any and all expenses, costs, damages, liabilities, or obligations (including, without limitation, fees and expenses of counsel) incurred in connection with any breach of contract, breach of warranty, tort, violation of law, action, suit, or other legal or administrative proceeding or governmental investigation arising as a result of events occurring or facts or circumstances arising or existing on or prior to the date hereof (whether or not in the ordinary course of business, and whether filed or made before, on or after the date hereof); and

                  (g) any liability or obligation resulting from either Company's failure to provide satisfactory services or products prior to Closing with respect to each obligation set forth on Schedule 3.22 hereto, subject to the provisions of Section 5.2 with respect to the warranties set forth on
Schedule 3.35 or warranties relating to services rendered in the amount of $200.00 or less.

         1.8 NO EXPANSION OF THIRD-PARTY RIGHTS. The assumption by ViaSource of the Assumed Liabilities, the transfer thereof by the Companies, and the limitations of such transfer shall in no way expand the rights or remedies of any third party against ViaSource or either Company as compared to the rights and remedies which such third party would have had against such Company had ViaSource not assumed such liabilities. Without limiting the generality of the preceding sentence, the assumption by ViaSource of the Assumed Liabilities shall not create any third-party beneficiary rights.

         1.9 TAX TREATMENT. The parties hereto acknowledge and agree that the transactions contemplated hereby are intended to be treated for tax purposes as taxable transactions under the Internal Revenue Code of 1986, as amended (the "Code"). The parties agree that the allocation of the Purchase Price among the Purchased Assets to be transferred pursuant to this Agreement shall be as set forth on Schedule 1.9 and has been allocated among such assets in a manner consistent with the requirements set forth in Section 1060 of the Code and the Treasury regulations promulgated thereunder. In addition, it is agreed that such allocation will be binding on both parties for federal income tax purposes in connection with this purchase and sale of the Purchased Assets, and will be consistently reflected by each party on their respective federal income tax returns. The parties agree to prepare and timely file all applicable Internal Revenue Service forms, including Form 8594 (Asset Acquisition Statement), and other governmental forms, to cooperate with each other in the preparation of such forms and to furnish each other with a copy of such forms prepared in draft, within a reasonable period prior to the filing due date thereof.

         1.10 CLOSING. Subject to the provisions of Article VII and Article VIII hereof, the closing (the "Closing") of the sale and purchase of the Assets shall take place on May 5, 2000, Eastern time, at the offices of ViaSource's counsel or such other time, place or date as the parties may mutually

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agree (the "Closing Date"), with the Closing to be effective as of the close of business on the Closing Date. Failure to consummate the transactions provided for in this Agreement on the date and time selected pursuant to this Section
1.10 shall not, except as permitted by Section 1.10 hereof, result in the termination of this Agreement and shall not relieve any party to this Agreement of any obligation hereunder.

         1.11 OPTIONS. In connection with the transactions contemplated hereby, ViaSource hereby agrees to allocate up to 100,000 options to purchase Common Stock of ViaSource, at an exercise price of $4.50 per share and subject to a vesting period of one year from the Closing Date, under ViaSource's 1999 Stock Incentive Plan to employees of the Companies as directed by the Companies in accordance with Schedule 1.11 hereto.


                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES
                                  OF VIASOURCE

         As a material inducement to the Companies and the Shareholders to enter into this Agreement and to consummate the transactions contemplated hereby, ViaSource makes the following representations and warranties to the Companies and the Shareholders as of the date hereof and as of the Closing Date:

         2.1 CORPORATE STATUS. ViaSource is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite power and authority to own or lease its properties and to carry on its business as presently conducted.

         2.2 CORPORATE POWER AND AUTHORITY. ViaSource has the corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. ViaSource has taken all corporate action necessary to authorize its execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby.

         2.3 ENFORCEABILITY. This Agreement has been duly executed and delivered by ViaSource and constitutes a legal, valid and binding obligation of ViaSource, enforceable against ViaSource in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

         2.4 VIASOURCE COMMON STOCK. Upon consummation of the transactions contemplated hereby and the issuance and delivery of certificates representing the ViaSource Shares to the

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Companies, the ViaSource Shares will be validly issued, fully paid and non-assessable shares of ViaSource Common Stock.

         2.5 NO COMMISSIONS. ViaSource has not incurred any obligation for any finder's or broker's or agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby.

         2.6 CAPITALIZATION. Schedule 2.6 sets forth, with respect to ViaSource, (a) the number of authorized shares of each class of its capital stock, (b) the number of issued and outstanding shares of each class of its capital stock, and (c) the number of shares of each class of its capital stock which are held in treasury. All of the issued and outstanding shares of capital stock of ViaSource (i) have been duly authorized and validly issued and are fully paid and non-assessable, (ii) were issued in compliance with all applicable state and federal securities laws, and (iii) were not issued in violation of any preemptive rights, rights of first refusal or similar rights. Except as set forth in Schedule 2.6, no preemptive rights, rights of first refusal or similar rights exist with respect to the shares of capital stock of ViaSource and no such rights arise by virtue of or in connection with the transactions contemplated hereby. Except as set forth in Schedule 2.6, there are no outstanding or authorized rights, options, warrants, convertible securities, subscription rights, conversion rights, exchange rights or other agreements or commitments of any kind that could require ViaSource to issue or sell any shares of its capital stock (or securities convertible into or exchangeable for shares of its capital stock). There are no outstanding stock appreciation, phantom stock, profit participation or other similar rights with respect to ViaSource. Except as set forth in Schedule 2.6, there are no proxies, voting rights or other agreements or understandings with respect to the voting or transfer of the capital stock of ViaSource. Except as set forth in Schedule 2.6, ViaSource is not obligated to redeem or otherwise acquire any of its outstanding shares of capital stock.

         2.7 FINANCIAL STATEMENTS. Attached as Schedule 2.7 are the financial statements of ViaSource and its predecessor entities for the years ended December 31, 1997, 1998 and 1999, including the notes thereto, (collectively, the "Financial Statements"). The Financial Statements have been audited by Arthur Andersen, LLP, have been prepared in accordance with generally accepted accounting principles ("GAAP"), and fairly present the financial position of ViaSource at each of the balance sheet dates and the results of operations for the periods covered thereby. The books and records of ViaSource fully and fairly reflect all transactions, properties, assets and liabilities of ViaSource. There are no material special or non-recurring items of income or expense during the periods covered by the Financial Statements, and the applicable balance sheets do not reflect any writeup or revaluation increasing the book value of any assets, except as specifically disclosed in the notes thereto. The Financial Statements reflect all adjustments necessary for a fair presentation of the financial information contained therein.

         2.8 NO VIOLATION; CONSENTS AND APPROVALS. There is no action, suit or other legal or administrative proceeding or governmental investigation pending, threatened, anticipated or contemplated against, by or affecting ViaSource, or which questions the validity or enforceability of this Agreement or the transactions contemplated hereby, and there is no basis for any of the

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foregoing. The execution and delivery of this Agreement by ViaSource, the performance by ViaSource of its obligations hereunder and the consummation by it of the transactions contemplated by this Agreement will not (a) contravene any provision of the Articles of Incorporation or Bylaws of ViaSource, (b) violate or conflict with any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment or order of any Governmental Authority or of any arbitration award which is either applicable to, binding upon or enforceable against ViaSource, (c) conflict with, result in any breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right of payment or right to terminate, amend, modify, abandon or accelerate, any Contract which is applicable to, binding upon or enforceable against ViaSource, (d) result in or require the creation or imposition of any Lien upon or with respect to any of the properties or assets of ViaSource, (e) give to any individual or entity a right or claim against ViaSource or (f) require the consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, any court or tribunal or any other Person, except any applicable filings required under the HSR Act and any filings required to be made by either of the Companies or their Shareholders.

         2.9      CHANGES SINCE THE DECEMBER 31, 1999. Except as set forth on
Schedule 2.9, since December 31, 1999, ViaSource has not (a) declared, set aside, made or paid any dividend or other distribution payable in cash, stock, property or otherwise of or with respect to its capital stock, or other securities, or reclassified, combined, split, subdivided or redeemed, purchased or otherwise acquired, directly or indirectly, any of its capital stock, or other securities; (b) sold, leased or transferred any of its properties or assets or acquired any properties or assets; (c) entered into any transaction with any Affiliate of ViaSource; or (d) agreed to do or authorized any of the foregoing.

         2.10 ACCURACY OF INFORMATION FURNISHED. No representation, statement or information made or provided by ViaSource contained in this Agreement (including, without limitation, the various Schedules attached hereto) or any agreement executed in connection herewith or in any certificate delivered pursuant hereto or thereto, contains or shall contain any untrue statement of a material fact or omits or shall omit any material fact necessary to make the information contained therein not misleading.

         2.11 DISCLOSURE. No information furnished by or on behalf of ViaSource to either of the Companies or the Shareholders contain any untrue statement of a material fact or omits to state any fact necessary to make the information disclosed not misleading.


         2.12 CREDIT AGREEMENT. ViaSource is party to the GECC Amended and Restated Credit Agreement dated March ___, 2000 (the "Credit Agreement"). With respect to the Credit Agreement: (i) ViaSource is not currently in default under any of the provisions of the Credit Agreement or any other loan agreement, promissory note or other obligation to repay money, and ViaSource has not received any notice that it is in such a default; (ii) payment of the Note by ViaSource in accordance with its terms will not constitute a violation of the Credit Agreement; and (iii) the indebtedness represented by the Note is not, and without the consent of the holders thereof will not be, subordinate to any other indebtedness of ViaSource other than the indebtedness under the Credit Agreement and

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the Subordinated Promissory Note (as defined in the Note) issued in connection with the Credit Agreement.


                                   ARTICLE III

                        REPRESENTATIONS AND WARRANTIES OF
                       THE COMPANIES AND THE SHAREHOLDERS

         As a material inducement to ViaSource to enter into this Agreement and to consummate the transactions contemplated hereby, each Company and each of the Shareholders, jointly and severally, make the following representations and warranties to ViaSource as of the date hereof and as of the Closing Date:

         3.1 CORPORATE STATUS. Each Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has the requisite power and authority to own or lease its properties and to carry on its business as now being conducted. Neither Company is, nor is required to be, legally qualified to do business as a foreign corporation in any state outside of the State of Florida. Each Company has fully complied with all of the requirements of any statute governing the use and registration of fictitious names, and has the legal right to use the names under which it operates its businesses. There is no pending or threatened proceeding for the dissolution, liquidation, insolvency or rehabilitation of either Company. All names under which either Company does business as of the date hereof are specified on Schedule 3.1. Except as otherwise disclosed in Schedule 3.1, neither Company has changed its name or used any assumed or fictitious name, or been the surviving entity in a merger, acquired any business or changed its principal place of business or chief executive office, within the past three years.

         3.2 POWER AND AUTHORITY. Each Company has the corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. Each Company has taken all corporate action necessary to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby. Each of the Shareholders has the requisite competence and authority to execute and deliver this Agreement, to perform their respective obligations hereunder and to consummate the transactions contemplated hereby.

         3.3 ENFORCEABILITY. This Agreement has been duly executed and delivered by each Company and each of the Shareholders, and constitutes the legal, valid and binding obligation of each of them, enforceable against each of them in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity. The delivery of the instruments of transfer set forth in Section 1.3 of this Agreement will grant ViaSource good and

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marketable or merchantable title in the Purchased Assets free and clear of all
Liens, except as set forth on Schedule 3.3.

         3.4      SHAREHOLDERS, OFFICERS AND DIRECTORS OF THE COMPANIES.
Schedule 3.4 sets forth, with respect to each Company, (a) the name, address and federal taxpayer identification/social security number of, and the number of outstanding shares of each class of its capital stock owned by, each shareholder of record as of the close of business on the date of this Agreement; (b) the name, address and federal taxpayer identification number of, and number of shares of each class of its capital stock beneficially owned by, each beneficial owner of outstanding shares of capital stock (to the extent that record and beneficial ownership of any such shares are different); and (c) the name and title of each officer and director of each Company.

         3.5 NO VIOLATION; CONSENTS AND APPROVALS. Except for any approvals or consents required under the Material Contracts (as defined in Section 3.22) identified in Schedule 3.22 as requiring the consent of third parties, the execution and delivery of this Agreement by each Company and the Shareholders, the performance by each Company and the Shareholders of their obligations hereunder and the consummation by them of the transactions contemplated by this Agreement will not (a) contravene any provision of the Articles of Incorporation or Bylaws of either Company, (b) violate or conflict with any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment or order of any Governmental Authority or of any arbitration award which is either applicable to, binding upon or enforceable against either Company or any of the Shareholders, (c) conflict with, result in any breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right of payment or right to terminate, amend, modify, abandon or accelerate, any Contract which is applicable to, binding upon or enforceable against either Company or the Shareholders, (d) result in or require the creation or imposition of any Lien upon or with respect to any of the properties or assets of either Company, (e) give to any individual or entity a right or claim against either Company or the Shareholders or (f) require the consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, any court or tribunal or any other Person, except any applicable filings required under the HSR Act and any filings required to be made by ViaSource.

         3.6 RECORDS OF THE COMPANIES. The copies of the Articles of Incorporation, Bylaws, and other documents and agreements of each Company which were provided to ViaSource are true, accurate and complete and reflect all amendments made through the date of this Agreement. The minute books for each Company made available to ViaSource for review were correct and complete in all material respects as of the date of such review, no further entries have been made through the date of this Agreement (except for the adoption of such resolutions by the directors and/or Shareholders of each Company as shall be necessary for the authorization of this Agreement and the transactions contemplated herein), such minute books contain the true signatures of the persons purporting to have signed them, and such minute books contain an accurate record of all material corporate actions of the shareholders and directors (and any committees thereof) of each Company taken by written consent or at a meeting since incorporation. All material corporate actions taken by each Company have been duly authorized or ratified. All accounts, books, ledgers and official and other records of each Company are substantially complete and fairly, fully and accurately reflect all matters contained therein. The stock ledgers of each Company, as previously made available to ViaSource, contain accurate and complete records of all issuances, transfers and cancellations of shares of the capital stock of each such Company.

         3.7 FINANCIAL STATEMENTS. Each Company has delivered to ViaSource, the financial statements of each such Company and its predecessor entities for the years ended December 31, 1997, 1998 and 1999, including the notes thereto, (collectively, the "Financial Statements"), copies of which are attached hereto as Schedule 3.7. The balance sheet dated as of December 31, 1999 of each Company included in the Financial Statements is referred to herein as the "Current Balance Sheet." The Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP"), and fairly present the financial position of each Company at each of the balance sheet dates and the results of operations for the periods covered thereby. The books and records of each Company fully and fairly reflect all transactions, properties, assets and liabilities of such Company. There are no material special or non-recurring items of income or expense during the periods covered by the Financial Statements, and the applicable balance sheets do not reflect any writeup or revaluation increasing the book value of any assets, except as specifically disclosed in the notes thereto. The Financial Statements reflect all adjustments necessary for a fair presentation of the financial information contained therein.

         3.8 SUBSIDIARIES. Neither Company owns, directly or indirectly, any outstanding voting securities of or other interests in, or has any control over, any other corporation, partnership, joint venture or other business entity.

         3.9 LIABILITIES OF THE COMPANIES. Neither Company has any liabilities or obligations, whether accrued, absolute, contingent or otherwise, except as set forth on Schedule 1.6. Schedule 1.6 includes all indebtedness owed by each Company as of the date hereof to a bank or any other Person, including, without limitation, indebtedness for borrowed money (including principal and accrued but unpaid interest) and remaining payments on capitalized equipment leases, of each Company. Schedule 1.6 also includes all contingent liabilities of each Company (and the amount of such liabilities) including without limitation, those resulting from deposits, fees or any other form of payments, in cash or kind, previously received by either Company for the establishment of customer websites or other services which have not been completed or otherwise provided.

         3.10 LITIGATION. There is no action, suit, or other legal or administrative proceeding or governmental investigation pending, threatened, anticipated or contemplated against, by or affecting either Company or the Shareholders, or any of either Company's properties or assets, or which question the validity or enforceability of this Agreement or the transactions contemplated hereby, and there is no basis for any of the foregoing. There are no outstanding orders, decrees or stipulations issued by any Governmental Authority in any proceeding to which either Company is or was a party which have not been complied with in full or which continue to impose any material obligations on either Company.

         3.11     ENVIRONMENTAL MATTERS.

                  (a) (i) All Permits required under Environmental Laws that are necessary for the operations of the Business ("Environmental Permits") have been obtained and are in full force and effect, and neither Company is aware of any basis for revocation or suspension of any such Environmental Permits; (ii) no Environmental Laws impose any obligation upon ViaSource, the Shareholders, or either Company, as a result of any transaction contemplated hereby, to provide any prior notification to any governmental entity of the transactions contemplated hereby; and (iii) the Business has at all times been operated in full compliance with all such Environmental Permits and within the production levels or emission levels specified in such Environmental Permits.

                  (b) The Shareholders (with respect to the Business) and, each Company has at all times complied with all applicable Environmental Laws.

                  (c) There are no existing, pending or, to the knowledge of the Companies threatened actions, suits, claims, investigations, inquiries or proceedings by or before any Governmental Body directed against either Company, and neither Company is subject to any orders, judgments, decrees or settlements, and none of the Shareholders or, either Company has received or is otherwise aware of any notices, claims or other communications alleging any potential liability of either Company, which pertain or relate to Environmental Laws, including, without limitation, (i) any remedial obligations at any location under any Environmental Law, (ii) violations of any Environmental Law at any location, (iii) personal injury or property damage claims relating to a Release of Hazardous Materials at any location, or (iv) Environmental Remediation Costs.

                  (d) There has been no Release of any Hazardous Materials by either Company or, to the knowledge of each Company, any other Person, on, to, from or underlying any real property owned or leased by each Company.

                  (e) No asbestos-containing materials or polychlorinated biphenyls are present in, on or to the knowledge of each Company, underlying any real property owned or leased by either Company.

                  (f) Neither Company has owned or operated, nor to the knowledge of each Company has any other Person owned or operated, any underground storage tanks, sumps or septic fields, active or abandoned, at any real property owned or leased by either Company.

                  (g) Neither of the Companies nor any Shareholder has in its or their possession any engineering, geologic, environmental reports and other documents in the possession or control of either Company, any Shareholder or any of the Companys' subsidiaries relating to any real property owned or leased by either Company, including, without limitation, those relating to (i) any Environmental Conditions existing on any real property owned or leased by either Company and (ii) any violations of any Environmental Laws.

                  (h) No Hazardous Materials have been generated, used, stored, transported, treated, disposed of or otherwise handled by or on behalf of either Company.

                  (i) None of the Shareholders (with respect to the Business) or either Company has any current liability, nor is there any liability on the part of the Shareholders (with respect to the Business) or, either Company, or ViaSource which may be reasonably anticipated, for Environmental Remediation Costs at any location.

                  (j) None of the Shareholders (with respect to the Business) or either Company has any current liability, nor is there any liability on the part of the Shareholders (with respect to the Business), either Company or ViaSource which may be reasonably anticipated, under Environmental Laws (including, without limitation, for the violation of any Environmental Law or Environmental Remediation Costs) in connection with any businesses or properties previously owned, leased, operated or otherwise used by either Company or any of their predecessors.

                  (k) Neither Company has ever performed or authorized the performance of vehicle fueling, maintenance, or, except as performed in compliance with Environmental Law, washing at any location owned, leased, or operated by any of them.

         3.12     REAL ESTATE

                  (a) Neither Company owns any real property or any interest therein (including without limitation any option or other right or obligation to purchase any real property or any interest therein). The Shareholders do not own any real property (or any interest therein, including leasehold interests) used by either Company.

                  (b) Schedule 3.12(b) sets forth a list of all leases, licenses or similar agreements ("Leases") to which either Company is a party, which are for the use or occupancy of real estate owned by a third party (copies of which have previously been furnished to ViaSource), in each case, setting forth (A) the lessor and lessee thereof and the commencement date, term and renewal rights of each of the Leases, and (B) the street address or legal description of each property covered thereby (the "Leased Premises").

                  (c) Neither Company nor any of the other parties to any Lease, is in default under any of the Leases and no amount due under the Leases remains unpaid. No material controversy, claim, dispute or disagreement exists between either Company and any other party to the Leases, nor does there exist any event or condition which, with notice or lapse of time or both, would constitute a default or event of default by either Company as lessee.

         3.13     GOOD TITLE TO AND CONDITION OF ASSETS.

                  (a) Each Company is the true and lawful owner of the Purchased Assets free and clear of all Liens.

                  (b) The Fixed Assets currently in use or necessary for the conduct of the business and operations of each Company are in good operating condition, normal wear and tear excepted, and have been maintained substantially in accordance with all applicable manufacturer's specifications and warranties.

                  (c) The Purchased Assets constitute all the properties, assets and rights forming a part of, used, held or intended to be used in, and all such properties, assets and rights as are necessary in the conduct of the Business of each Company.

                  (d) Each Company has the complete and unrestricted power and unqualified right to sell, assign, transfer, convey and deliver the Purchased Assets to ViaSource without penalty or other adverse consequences free and clear of all liens except those set forth on Schedule 3.3.

         3.14 COMPLIANCE WITH LAWS. Each Company and the Shareholders is and has been in compliance with all laws, regulations and orders applicable to it, its business and operations (as conducted by it now and in the past), the Purchased Assets and the Leased Premises and any other properties and assets (in each case owned or used by it now or in the past). Neither Company has been cited, fined or otherwise notified of any asserted past or present failure to comply with any laws, regulations or orders and no proceeding with respect to any such violation is pending or threatened. Neither of the Companies, the Shareholders nor any of their respective employees or agents, has made any payment of funds in connection with their Business which is prohibited by law, and no funds have been set aside to be used in connection with their Business for any payment prohibited by law. Neither Company nor the Shareholders are subject to any Contract, decree or injunction in which it is a party which restricts the continued operation of any business or the expansion thereof to other geographical areas, customers and suppliers or lines of business.

         3.15 LABOR AND EMPLOYMENT MATTERS. Schedule 3.15 sets forth the name, address, social security number and current rate of compensation of each of the employees of each Company. Neither Company is a party to or bound by any collective bargaining agreement or any other agreement with a labor union, and there has been no effort by any labor union during the twenty-four (24) months prior to the date hereof to organize any employees of either Company into one or more collective bargaining units. There is no pending or threatened labor dispute, strike or work stoppage which affects or which may affect the business of either Company or which may interfere with its continued operations. Neither Company nor any agent, representative or employee thereof has within the last twenty-four (24) months committed any unfair labor practice as defined in the National Labor Relations Act, as amended, and there is no pending or threatened charge or complaint against either Company by or with the National Labor Relations Board or any representative thereof. There has been no strike, walkout or work stoppage involving any of the employees of either Company during the twenty-four (24) months prior to the date hereof. None of the Shareholders is aware that any executive or key employee or group of employees has any plans to terminate his, her or their employment with either Company as a result of the Asset Purchase or otherwise. Schedule 3.15 contains detailed information about each contract, agreement or plan of the following nature, whether formal or informal, and whether or not in writing, to which either Company is a party or under which it has an obligation: (i) employment agreements, (ii) employee handbooks, policy statements and similar plans, (iii) noncompetition agreements and (iv) consulting agreements. Each Company has complied with applicable laws, rules and regulations relating to employment, civil rights and equal employment opportunities, including but not limited to, the Civil Rights Act of 1964, the Fair Labor Standards Act, and the Americans with Disabilities Act, as amended.

         3.16     EMPLOYEE BENEFIT PLANS.

                  (a)      Employee Benefit Plans. Except as set forth on
Schedule 3.16, neither Company has any employee benefit plans or arrangements, including but not limited to employee pension benefit plans, as defined in
Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), multiemployer plans, as defined in Section 3(37) of ERISA, employee welfare benefit plans, as defined in Section 3(1) of ERISA, deferred compensation plans, stock option plans, bonus plans, stock purchase plans, hospitalization, disability and other insurance plans, severance or termination pay plans and policies, whether or not described in Section 3(3) of ERISA, in which employees, their spouses or dependents, of either Company participate ("Employee Benefit Plans").

                  (b) Controlled Group Liability. Neither Company, nor any entity that would be aggregated with it under Code Section 414(b), (c), (m) or
(o): (i) has ever terminated or withdrawn from an employee benefit plan under circumstances resulting (or expected to result) in liability to the Pension Benefit Guaranty Corporation ("PBGC"), the fund by which the employee benefit plan is funded, or any employee or beneficiary for whose benefit the plan is or was maintained (other than routine claims for benefits); (ii) has any assets subject to (or expected to be subject to) a lien for unpaid contributions to any employee benefit plan; (iii) has failed to pay premiums to the PBGC when due;
(iv) is subject to (or expected to be subject to) an excise tax under Code
Section 4971; (v) has engaged in any transaction which would give rise to liability under Section 4069 or Section 4212(c) of ERISA; or (vi) has violated Code Section 4980B or Section 601 through 608 of ERISA.

                  (c) Other Liabilities. (i) Neither Company is under any obligation to pay separation, severance, termination or similar benefits solely as a result of any transaction contemplated by this Agreement or solely as a result of a "change of control" (as such term is defined in Section 280G of the Code) and (ii) except for accrued but unused vacation and sick leave of the employees of each of the Companies as of the date hereof and as of the Closing Date, all required or discretionary (in accordance with historical practices) payments, premiums, contributions or reimbursements for all periods ending prior to or as of the date hereof shall have been made.

                  (d) Termination of Employment. Except as may be required under applicable law, neither Company is obligated under any Employee Benefit Plan to provide medical or death benefits with respect to any employee or former employee of either Company or its predecessors after termination of employment. Each Company has complied with the notice and continuation of coverage requirements of Section 4980B of the Code, and the regulations thereunder, and
Part 6
of Title I of ERISA ("COBRA") and has complied with the Health Insurance Portability and Accountability Act of 1996 ("HIPAA") with respect to any group health plan within the meaning of Section 5000(b)(1) of the Code.

                  (e) Compliance. Each Employee Benefit Plan is in compliance with all applicable laws and regulations and has been operated in accordance with its terms and provisions. With respect to each employee benefit plan there are no actions claims or disputes pending by any third party and no audits, proceedings, claims or demands pending by any governmental authority. All amendments required to bring any employee benefit plan into conformity with any applicable provisions of ERISA and the Code have been duly adopted.

         3.17     TAX MATTERS.

                  (a) All Tax Returns required to be filed by, on behalf of or with respect to either Company, have been prepared in the manner required by applicable law and duly and timely filed with the appropriate taxing authorities in all jurisdictions in which such Tax Returns are required to be filed (after giving effect to any valid extensions of time in which to make such filings), and all such Tax Returns were true, complete and correct in all material respects. No such Tax Returns have been audited or are currently being audited.

                  (b) All Taxes payable, whether or not shown (or required to be shown) on a Tax Return, by, on behalf of or with respect to either Company, or in respect of their income, assets or operations (including interest and penalties) have been fully and timely paid, and adequate reserves or accruals for Taxes (without regard to deferred Tax assets and liabilities) have been provided in the Financial Statements with respect to any Taxable Period for which Tax Returns have not yet been filed or for which Taxes are not yet due and owing (the "Tax Reserve"). Each Company has made all required estimated tax payments for the fiscal year ended December 31, 1999 to avoid any underpayment penalty.

                  (c) Neither Company has executed or filed with any taxing authority any agreement, waiver or other document or arrangement extending or having the effect of extending the period for assessment or collection of Taxes (including, but not limited to, any applicable statute of limitation), and no power of attorney with respect to any Tax matter is currently in force.

                  (d) Each Company has complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes, including, without limitation, the withholding and reporting requirements under Sections 1441 through 1464, 3401 through 3406 and 6041 through 6049 of the Code, and has duly and timely withheld from employee salaries, wages and other compensation and has paid over to the appropriate taxing authorities all amounts required to be so withheld and paid over for all periods under all applicable laws.

                  (e) Each Company has made available to ViaSource true and complete copies of (i) all U.S. federal, state, local and foreign income or franchise Tax Returns of such Company relating to the taxable periods since January 1, 1997 and (ii) any audit report issued within the last three years relating to Taxes due from or with respect to such Company or its income, assets or operations, all of which are set forth on
Schedule 3.17(e). Except as set forth on Schedule 3.17(e), none of the income and franchise Tax Returns filed by, on behalf of or with respect to the Company for the taxable years ended on the respective dates set forth on Schedule 3.17(e) have been examined by the relevant taxing authority or the statute of limitations with respect to such Tax Returns have expired.

                  (f) Schedule 3.17(f) lists all material types of Taxes paid and material types of Tax Returns filed by, on behalf of or with respect to either Company. No claim has been made by a taxing authority in a jurisdiction where either Company does not file Tax Returns such that it is or may be subject to taxation by that jurisdiction.

                  (g) All deficiencies asserted or assessments made as a result of examinations by any taxing authority of the Tax Returns of or covering or including either Company have been fully paid, and there are no other audits or investigations by any taxing authority or proceedings in progress, nor have the Shareholders, or either Company received any notice from any taxing authority that it intends to conduct such an audit or investigation. No issue has been raised in writing by a U.S. federal, state, local or foreign taxing authority in any current or prior examination which, by application of the same or similar principles, could reasonably be expected to result in a proposed adjustment or deficiency for any subsequent Taxable Period. The results of any settlement and the necessary adjustments resulting therefrom are properly reflected in the Financial Statements.

                  (h) Neither Company, or any other Person (including any of the Shareholders) on behalf of either Company has (i) filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by either Company, (ii) agreed to or is required to make any adjustments pursuant to Section 481(a) or Section 482 of the Code or any similar provision of state, local or foreign law by reason of a change in accounting method initiated by either Company or otherwise or has any knowledge that the Internal Revenue Service has proposed any such adjustment or change in accounting method, or has any application pending with any taxing authority requesting permission for any changes in accounting methods that relate to the business or operations of either Company, or has otherwise taken any action that would have the effect of deferring any liability for Taxes from any Taxable Period ending on or before the Closing Date to any Taxable Period ending thereafter, (iii) executed or entered into a closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of state, local or foreign law with respect to either Company, or (iv) requested any extension of time within which to file any Tax Return, which Tax Return has since not been filed.

                  (i) No property owned by either Company (i) is property required to be treated as being owned by another Person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986,
(ii) constitutes "tax-exempt use property" within the meaning of Section

168(h)(1) of the Code or (iii) is "tax-exempt bond financed property" within the meaning of Section 168(g) of the Code.

                  (j) Neither Company is a party to any tax sharing or similar agreement or arrangement (whether or not written) relating to allocating or sharing the payment of, or liability for, Taxes with respect to any Taxable Period.

                  (k) There is no contract, agreement, plan or arrangement covering any person that, individually or collectively, or when taken together with any payment that may be made under this Agreement or any agreements contemplated hereby, could give rise to the payment of any amount that would not be deductible by either Company by reason of Section 280G of the Code, or would constitute compensation in excess of the limitation set forth in Section 162(m) of the Code.

                  (l) Each Company has substantial authority for the treatment of or has disclosed (in accordance with Section 6662(d)(2)(B)(ii) of the Code) on its respective federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income tax within the meaning of Section 6662(d) of the Code.

                  (m) Neither Company is subject to any private letter ruling of the Internal Revenue Service or comparable rulings of other taxing authorities.

                  (n) There are no security interests or liens as a result of any unpaid Taxes upon any of the assets of either Company.

                  (o) All material Tax elections of either Company are clearly set forth in the Tax Returns described in Section 3.17(e). Neither Company has elections in effect for U.S. federal income tax purposes under Sections 108, 168, 338, 441, 463, 473, 1017, 1033 or 4977 of the Code.

                  (p) Neither Company has ever been a member of any Affiliated Group of corporations for any Tax purposes. Neither Company has any liability for Taxes of any person (other than each such Company) under Section
1. 1502-6 of the Treasury regulations under the Code (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise. Neither Company owns any interest in any entity that is treated as a partnership for U.S. federal income tax purposes or could be treated as a pass-through or transparent entity for any Tax purpose.

                  (q) None of the Shareholders is a foreign person within the meaning of Section 1445 of the Code.

                  (r) Neither Company has filed an election pursuant to Revenue Procedure 95-11, 1995-1 C.B. 505 or under Treasury regulation
Section 1.1 502-75(c) or any similar provision of foreign, national, international, state or local law.

                  (s) Since December 31, 1999, neither Company has incurred any liability for Taxes outside of the ordinary course of business.

                  (t) Neither Company has any deferred income reportable for a period ending after the Closing Date but that is attributable to a transaction (e.g., an installment sale) occurring in, or resulting from a change of accounting method for, a period ending on or prior to the Closing Date.

                  (u) Neither Company has distributed the stock of any corporation in a transaction satisfying the requirements of Section 355 of the Code since April 16, 1997. The stock of neither Company has been distributed in a transaction satisfying the requirements of Section 355 of the Code since April 16, 1997.

                  (v) There are no outstanding options, warrants, securities convertible into stock, or other contractual obligations that might be treated for U.S. federal income tax purposes as stock or another equity interest in either Company.

                  (w) None of the indebtedness of either Company constitutes "corporate acquisition indebtedness" (as defined in Section 279(b) of the Code) with respect to which any interest deductions may be disallowed under Section 279 of the Code.

         3.18 INSURANCE. Each Company is covered by valid, outstanding and enforceable policies of insurance issued to it by reputable insurers covering its properties, assets and businesses against risks of the nature normally insured against by corporations in the same or similar lines of business and in coverage amounts typically and reasonably carried by such corporations (the "Insurance Policies"). Such Insurance Policies are in full force and effect, and all premiums due thereon have been paid. As of the Effective Time, each of the Insurance Policies will be in full force and effect. None of the Insurance Policies will lapse or terminate as a result of the transactions contemplated by this Agreement. Each Company has complied with the provisions of such Insurance Policies. Schedule 3.18 contains (i) a complete and correct list of all Insurance Policies and all amendments and riders thereto (copies of which have been provided to ViaSource) and (ii) a detailed description of each pending claim under any of the Insurance Policies for an amount in excess of $5,000 that relates to loss or damage to the properties, assets or businesses of either Company. Neither Company has failed to give, in a timely manner, any notice required under any of the Insurance Policies to preserve its rights thereunder.

         3.19 RECEIVABLES. All of the Receivables (as hereinafter defined) are valid and legally binding, represent bona fide transactions and arose in the ordinary course of business of each Company. All of the Receivables are good and collectible receivables, and will be collected in full in accordance with the terms of such receivables and in the ordinary course of business without setoff or counterclaims, subject to the allowance for doubtful accounts set forth on
Schedule 3.19. For purposes of this Agreement, the term "Receivables" means all receivables of either Company, including, without limitation, all trade account receivables arising from the provision of goods and/or services, notes receivable and insurance proceeds receivable. There is no contest, claim or right of set-off under any Contract with any obligor of any Receivable of either Company relating to the amount or validity of such Receivable.

         3.20 LICENSES AND PERMITS. Each Company possesses all licenses, approvals, permits or authorizations from governmental authorities (collectively, the "Permits") for the operation of the business and Schedule
3.20 sets forth a true, complete and accurate list of all such Permits and all applications for Permits. All such Permits are valid and in full force and effect, each Company is in full compliance with their respective requirements thereof, and no proceeding is pending or threatened to revoke or amend any of them.

         3.21     INTELLECTUAL PROPERTY.

                  (a) Neither of the Companies owns or possesses any patents, patent applications, trademarks, trademark applications, trade names, service marks, service mark applications, Internet domain names, Internet domain name applications, copyrights or copyright registrations or applications or other filings and formal actions made or taken pursuant to federal, state, local and foreign laws to protect its interests in the Intellectual Property.

                  (b) The Intellectual Property consists solely of items and rights which are: (i) owned Intellectual Property or (ii) in the public domain. The Purchased Assets include all rights in Intellectual Property necessary to conduct the Business, including without limitation, to the extent required to make, use, reproduce, modify, adopt, create derivative works based on, translate, distribute (directly and indirectly), transmit, display and perform publicly, license, rent and lease and assign and sell, the Intellectual Property. No payments are required for the continued use of the Intellectual Property.

                  (c) Each Company's reproduction, manufacturing, distribution, licensing, sublicensing, sale or the exercise of any other rights in any Intellectual Property or product, work, technology or process as now used in the conduct of the Business or offered or proposed for use in the conduct of the Business, does not infringe on any copyright, trade secret, trademark, service mark, trade name, trade dress, firm name, Internet domain name, logo, trade dress of any person or the patent of any person. No claims have been asserted or are threatened by any person, nor are there any valid grounds for any bona fide claim (i) challenging the validity, effectiveness or ownership by either Company of any of the Intellectual Property, or (ii) to the effect that either Company's use, distribution, licensing, sublicensing, sale or any other exercise of rights in any product, work, technology or process as now used or offered or proposed for use in the conduct of the Business, infringes or will infringe on any intellectual property or other proprietary right of any person.

                  (d) Neither Company is, nor as a result of the execution or delivery of this Agreement or performance of each Company's obligations hereunder, will either Company be, in violation of any license, sublicense, agreement or instrument to which either Company is a party or otherwise bound, nor will execution or delivery of this Agreement, or performance of either

Company's obligations hereunder, cause the diminution, termination or forfeiture of any Intellectual Property.

                  (e) All software used by either Company, has been duly licensed by the owner of such software and is set forth on Schedule 3.21(e).

         3.22 CONTRACTS. Schedule 3.22 sets forth a list of each Material Contract (as defined below), true, correct and complete copies of which have been provided to ViaSource. Schedule 3.22 identifies certain Material Contracts identified therein that require the Consents of third parties to the transactions contemplated hereby. All consents set forth on Schedule 3.22 have been obtained. The copy of each Material Contract furnished to ViaSource is a true, correct and complete copy of the document it purports to represent and reflects all amendments thereto made through the date of this Agreement. Neither Company has violated any of the terms or conditions of any Material Contract or any term or condition which would permit termination or material modification of any material Contract, all of the covenants to be performed by any other party thereto have been fully performed, and there are no claims for breach or indemnification or notice of default or termination under any Material Contract. No event has occurred which constitutes, or after notice or the passage of time, or both, would constitute, a default by either Company or any other party under any material Contract. Neither Company is subject to any liability or payment resulting from renegotiation of amounts paid under any Material Contract. As used in this Section 3.22 "Material Contracts" shall mean formal or informal, written or oral, (a) loan agreements, indentures, mortgages, pledges, hypothecations, deeds of trust, conditional sale or title retention agreements, security agreements, equipment financing obligations or guaranties, or other sources of contingent liability in respect of any indebtedness or obligation to any other Person, or letters of intent or commitment letters with respect to same; (b) contracts obligating either Company to provide or obtain products or services; (c) leases of real property; (d) leases of personal property; (e) distribution, sales agency or franchise or similar agreements; (f) agreements providing for an independent contractor's services; (g) employment agreements, management service agreements, consulting agreements, confidentiality agreements, non-competition agreements, employee handbooks, policy statements and any other agreements relating to any employee, officer or director of either Company; (h) licenses, assignments or transfers of trademarks, trade names, service marks, patents, copyrights, trade secrets or know how, or other agreements regarding proprietary rights or intellectual property; (i) contracts relating to pending capital expenditures by either Company; (j) non-competition agreements restricting either Company or any Shareholder in any manner, (k) any contracts obligating either Company to make payments in excess of $5,000, in the aggregate, over the remaining term of such contract; and (l) all other Contracts or understandings which are material to either Company, or the Business, assets or properties, irrespective of subject matter and whether or not in writing. The continuation, validity and effectiveness of all the Material Contracts will not be effected by their transfer to ViaSource under this Agreement.

         3.23 INVESTMENT INTENT; ACCREDITED INVESTOR STATUS; SECURITIES DOCUMENTS. Each Company and each of the Shareholders is acquiring the ViaSource Shares hereunder for his, her or its own account for investment and not with a view to, or for the sale in connection with, any distribution of any of the ViaSource Shares, except in compliance with applicable state and federal securities laws. Each of the Shareholders has had the opportunity to discuss the transactions contemplated hereby with ViaSource and has had the opportunity to obtain such information pertaining to ViaSource as has been requested. Except as set forth on Schedule 3.23, each of the Shareholders is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act, and has such knowledge and experience in business or financial matters that he/she is capable of evaluating the merits and risks of an investment in the ViaSource Shares. Each of the Shareholders hereby represents that he/she can bear the economic risk of losing his/her investment in the ViaSource Shares and has adequate means for providing for his/her current financial needs and contingencies.

         3.24 NO COMMISSIONS. Except as set forth on Schedule 3.24, neither Company nor the Shareholders have incurred any obligation for any finder's or broker's or agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby.

         3.25 ACCURACY OF INFORMATION FURNISHED. No representation, statement or information made or provided by either Company and/or any of the Shareholders contained in this Agreement (including, without limitation, the various Schedules attached hereto) or any agreement executed in connection herewith or in any certificate delivered pursuant hereto or thereto, contains or shall contain any untrue statement of a material fact or omits or shall omit any material fact necessary to make the information contained therein not misleading. Each Company has provided ViaSource with true, accurate and complete copies of all documents listed or described in the various Schedules attached hereto.

         3.26 BANK ACCOUNTS; BUSINESS LOCATIONS. Schedule 3.26(a) sets forth all accounts of each Company with any bank, broker or other depository institution, and the names of all persons authorized to withdraw funds from each such account. As of the date hereof, neither Company has any office or place of business other than as identified on Schedule 3.26(b) and each Company's principal places of business and chief executive offices are indicated on
Schedule 3.26(b). All locations where the equipment, inventory, chattel paper and books and records of either Company are located as of the date hereof are fully identified on Schedule 3.26(b).

         3.27 YEAR 2000 COMPLIANCE. Neither Company has experienced any event nor is aware of any information which indicates that any computer hardware, software, systems or equipment utilized by either Company cannot or will not, as currently designed, fully operate before during and after calendar year 2000.

         3.28 RELATED PARTY TRANSACTIONS. Except as set forth on Schedule 3.28, no officer, director, shareholder, employee or former employee of either Company, and no affiliate or relative of any of them:

                  (a) owns, directly or indirectly, any interest in (excepting not more than five percent share holdings for investment purposes in securities of publicly held and traded companies), or is in an officer, partner, director, employee or consultant of, or otherwise receives remuneration in excess of $5,000 from, any person which is, or is engaged in business as, a competitor, lessor, lessee, customer or supplier of either Company;

                  (b) owns, directly or indirectly, in whole or in part, any tangible or intangible property, the use of which is necessary for the conduct of the Business; or

                  (c) owes any amount to either Company, or has any cause of action or other claim against either Company.

         3.29     CHANGES SINCE THE DECEMBER 31, 1999. Except as permitted by
Section 4.12, hereof or as otherwise set forth on Schedule 3.29, since December 31, 1999, neither Company has (a) declared, set aside, made or paid any dividend or other distribution payable in cash, stock, property or otherwise of or with respect to its capital stock, or other securities, or reclassified, combined, split, subdivided or redeemed, purchased or otherwise acquired, directly or indirectly, any of its capital stock, or other securities; (b) paid any bonus to or increased the rate of compensation of any of its officers, partners, or employees, or amended any other terms of employment or engagement of such persons; (c) sold, leased or transferred any of its properties or assets or acquired any properties or assets; (d) entered into any transaction with any Shareholder or any Affiliate of either Company or any Shareholder; (e) entered into any employment agreement that is not terminable at will without any liability or obligation, (f) made or pledged any charitable contributions; (g) borrowed any amounts from or against any credit facility or other line of credit existing with respect to the Company; or (h) agreed to do or authorized any of the foregoing.

         3.30     SUPPLIERS AND CUSTOMERS.

                  (a) Schedule 3.30 lists (i) all suppliers to which either Company made payments during the year ended December 31, 1999, in excess of five percent (5%) of the cost of sales as reflected on either Company's statement of operations for the year ended December 31, 1999 and (ii) all customers that paid either Company during the year ended December 31, 1999, more than five percent (5%) of such Company's sales revenues as reflected on its statement of operations for the year ended December 31, 1999 ("Customers").

                  (b)      None of the customers or suppliers listed on Schedule
3.30 has terminated or discontinued their business with either Company and neither Company has knowledge which might reasonably indicate that any of the customers or suppliers listed on Schedule 3.30 intend to cease purchasing from, selling to, or dealing with, either Company, nor has any information been brought to the Shareholders' attention which might reasonably lead them to believe any such customer or supplier intends to alter in any material respect the amount of such purchases, sales or the extent of dealings with either Company or would alter in any material respect such purchases, sales or dealings in the event of the consummation of the transactions contemplated by this Agreement. Neither Company has knowledge which might reasonably indicate, nor has any information been brought to the Shareholders' attention which might reasonably lead them to believe that, (i) any supplier will not be able to fulfill outstanding or currently anticipated purchase orders placed by either Company, or (ii) any customer will cancel outstanding or currently anticipated purchase orders placed with either Company.

                  3.31 ORDINARY COURSE. Since December 31, 1999, except as set forth in Schedule 3.31, each Company has conducted its business only in the ordinary course and consistently with its prior practices.

                  3.32 EQUIPMENT. As of the date hereof and on the Closing Date, all equipment owned or leased by either Company and used in connection with the operation of the Business shall be in good condition and working order, subject to such routine maintenance and repairs thereto as may be required in the ordinary course of the business of either Company, except as would not have, individually or in the aggregate, a Material Adverse Change on the Business.

                  3.33 DISCLOSURE. No information furnished by or on behalf of either of the Shareholders or either Company to ViaSource contains any untrue statement of a material fact or omits to state any fact necessary to make the information disclosed not misleading.

                  3.34 NO ILLEGAL OR IMPROPER TRANSACTIONS. Neither Company nor any of their respective subsidiaries nor any shareholder, officer, director, employee, agent or Affiliate of any of them has offered, paid or agreed to pay to any Person (including any governmental official) or solicited, received or agreed to receive from any Person, directly or indirectly, any money or thing of value for the purpose or with the intent of (a) obtaining or maintaining business for either Company or its respective subsidiaries, (b) facilitating the purchase or sale of any product or service, or (c) avoiding the imposition of any fine or penalty, in any such case in any manner which is in violation of any applicable ordinance, regulation or law; and there have been no false or fictitious entries made in the books or records of either Company or its respective subsidiaries.

                  3.35 WARRANTIES. Schedule 3.35 includes a listing of all warranties for services rendered in excess of $200 granted by either of the Companies in connection with services provided or otherwise which are still in effect. Other than those warranties listed on Schedule 3.35 and warranties for services rendered in the amount of $200.00 or less, neither of the Companies has provided any warranties with respect to services provided or otherwise. For the period from January 1, 1998 through the date hereof, the aggregate amount of monetary warranty claims against the Companies is less than $10,000. As of the date hereof, there are no unresolved outstanding warranty claims or obligations with respect to any warranty granted by either of the Companies.


                                   ARTICLE IV

                              ADDITIONAL AGREEMENTS

         4.1 FURTHER ASSURANCES. Each party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby, including, but not limited to, all such further deeds, bills of sale, assignments, transfers, conveyances, powers of attorney and assurances as may be required or appropriate to convey and transfer to and vest in ViaSource and protect its right, title and interest in all of the Purchased Assets.

         4.2 COMPLIANCE WITH COVENANTS. The Shareholders shall cause the Companies to comply with all of the covenants of the Companies under this Agreement.

         4.3 CONFIDENTIALITY; PUBLICITY. Except as may be required by law or as otherwise permitted or expressly contemplated herein, no party hereto or their respective Affiliates, employees, agents and representatives shall disclose to any third party this Agreement, the subject matter or terms hereof or any confidential information or other proprietary knowledge concerning the business or affairs of the other party which it may have acquired from such party in the course of pursuing the transactions contemplated by this Agreement without the prior consent of the other party hereto; provided, that any information that is otherwise publicly available, or has been obtained from a third party, without breach of this provision, shall not be deemed confidential information. No press release or other public announcement related to this Agreement or the transactions contemplated hereby shall be issued by either Company or the Shareholders without the prior approval of ViaSource.

         4.4 RESTRICTIVE COVENANT. In order to assure that ViaSource will realize the benefits of this transaction, each Company and each of the Shareholders agree with ViaSource that he, she or it will not:

             (a) for a period of three (3) years from the date hereof, directly or indirectly, alone or as a partner, joint venturer, officer, director, member, employee, consultant, agent, independent contractor or shareholder of, or lender to, any company or business, engage in any Competitive Activity. As used herein "Competitive Activity" shall consist of the sale, solicitation for sale, marketing, licensing, servicing, distributing of, or other business activity of whatsoever kind or nature relating to the Business, which competes, directly or indirectly, with the business, technology, products or services of ViaSource and its Affiliates in the United States. Notwithstanding the provisions of this Section 4.4(a), in no event shall a Shareholder be prohibited from being the beneficial owner (as that term is defined under the rules and regulations as promulgated by the SEC) of up to five percent (5%) of the issued and outstanding capital stock of any publicly-held company; provided, however, that such beneficial ownership shall not otherwise violate the provisions of this Section 4.4.

             (b) for a period of three (3) years from the date hereof, directly or indirectly (i) induce any Person which is a customer of ViaSource or any Affiliate of ViaSource to patronize any business directly or indirectly engaged in any Competitive Activity; (ii) canvass, solicit or accept from any Person which is a customer of ViaSource or any Affiliate of ViaSource any Competitive Business; or (iii) request or advise any Person which is a customer or supplier of ViaSource or any Affiliate of ViaSource to withdraw, curtail or cancel any such customer's or supplier's business with ViaSource or any Affiliate of ViaSource, or its or their successors;

             (c) for a period of three (3) years from the date hereof, directly or indirectly employ, or knowingly permit any company or business directly or indirectly controlled by him, to employ, any person who was employed by ViaSource or any Affiliate of ViaSource at or within the six (6) month period immediately preceding the date of such employment, or in any manner seek to induce any such person to leave his or her employment;

             (d) at any time following the date hereof, directly or indirectly, in any way utilize, disclose, copy, reproduce or retain in his/her possession ViaSource's or any ViaSource Affiliates' proprietary rights or records, including, but not limited to, any of its or their customer lists.

The Companies and the Shareholders agree and acknowledge that the restrictions contained in this Section 4.4 are reasonable in scope and duration and are necessary to protect ViaSource after the date hereof. If any provision of this
Section 4.4 as applied to any party or to any circumstance is adjudged by a court to be invalid or unenforceable, the same will in no way affect any other circumstance or the validity or enforceability of this Agreement. If any such provision, or any part thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration and/or area of such provision, and/or to delete specific words or phrases, and in its reduced form, such provision shall then be enforceable and shall be enforced. The parties agree and acknowledge that the breach of this Section 4.4 will cause irreparable damage to ViaSource and upon breach of any provision of this Section 4.4, ViaSource shall be entitled to injunctive relief, specific performance or other equitable relief; provided, however, that, this shall in no way limit any other remedies which ViaSource may have (including, without limitation, the right to seek monetary damages).

In addition, the parties to this Agreement hereby agree that in the event that there is a material default in the payment of the Purchase Price by ViaSource under this Agreement, or a nonpayment of the Note at its maturity date, which such default or nonpayment remains uncured by ViaSource for thirty (30) days after receipt of written notice of such default or nonpayment by the Shareholders or either of the Companies, as applicable, the provisions of
Section 4.4 shall no longer be applicable to the Shareholders or either Company. For purposes of the preceding sentence, a default in payment of the Purchase Price or a nonpayment of the Note which results from a good faith claim of Indemnification by ViaSource including a setoff of Indemnifiable Damages against the Held Back Shares or the Note shall not constitute a material default in payment of the Purchase Price or nonpayment of the Note and shall not cause the provisions of Section 4.4 to no longer be applicable to the Shareholders or the Companies.

         4.5 TAX MATTERS.

             (a) Tax Returns. The Shareholders shall duly prepare, or cause to be prepared, and file, or cause to be filed, and pay or cause to be paid, on a timely basis, all Tax Returns and taxes due for or by either Company for any period ending on or before the date hereof. The Shareholders shall not file any amended Tax Returns with respect to either Company without the prior written consent of ViaSource.

             (b) Tax Cooperation. The Shareholders and ViaSource shall provide the other party with such information and records and access to such of its officers, directors, employees and agents as may be reasonably required by the other party in connection with the preparation of any tax return or any audit or other proceeding relating to either Company.

         4.6 DELIVERY OF PROPERTY RECEIVED BY THE COMPANIES AFTER CLOSING. From and after the date hereof, ViaSource shall have the right and authority to collect, for the account of ViaSource, all receivables and other items which shall be transferred or are intended to be transferred to ViaSource as part of the Purchased Assets as provided in this Agreement, and to endorse with the name of either Company, as appropriate, any checks or drafts received on account of any such receivables or other items of the Purchased Assets. Each Company and the Shareholders agree that they will transfer or deliver to ViaSource, promptly after the receipt thereof, any cash or other property which either Company or the Shareholders receive after the date hereof in respect of any claims, contracts, licenses, leases, commitments, sales orders, purchase orders, receivables of any character or any other items transferred or intended to be transferred to ViaSource as part of the Purchased Assets under this Agreement.

         4.7 VIASOURCE APPOINTED ATTORNEY FOR THE COMPANIES. The Companies each hereby constitute and appoint ViaSource, and ViaSource's successors and assigns, its true and lawful attorney, in the name of either ViaSource or either Company (as ViaSource shall determine in its sole discretion) but for the benefit and at the expense of ViaSource (except as otherwise herein provided), (a) to institute and prosecute all proceedings which ViaSource may deem proper in order to collect, assert or enforce any claim, right or title of any kind in or to the Purchased Assets as provided for in this Agreement; (b) to defend or compromise any and all actions, suits or proceedings in respect of any of the Purchased Assets, and to do all such acts and things in relation thereto as ViaSource shall deem advisable; and (c) to take all action which ViaSource may reasonably deem proper in order to provide for ViaSource the benefits under any of the Purchased Assets where any required consent of another party to the sale or assignment thereof to ViaSource pursuant to this Agreement shall not have been obtained. Each Company acknowledges that the foregoing powers are coupled with an interest and shall be irrevocable. ViaSource shall be entitled to retain for its own account any amounts collected pursuant to the foregoing powers, including any amounts payable as interest in respect thereof.

         4.8 EMPLOYMENT AND NON-COMPETITION AGREEMENT; QUALIFYING AGENT INDEMNIFICATION. Anthony K. Scruggs shall enter into an Employment and Non-Competition

Agreement with ViaSource in the form set forth on Schedule 4.8(a). ViaSource shall execute the Qualifying Agent Indemnification Agreement in the form set forth on Schedule 4.8(b).

         4.9 SHAREHOLDER AND DIRECTOR VOTE. Each of the Shareholders, in executing the Agreement, consents as a director and/or shareholder (as applicable) of each respective Company to the Asset Purchase and waives notice of any meeting in connection therewith.

         4.10 RELEASE BY THE COMPANIES AND THE SHAREHOLDERS. Each Company and the Shareholders do hereby each, for themselves and for their respective heirs, personal representatives, successors and assigns (collectively, the "Releasors") release, remise and forever discharge ViaSource and its subsidiaries, affiliates, officers, directors, trustees, shareholders, agents, representatives, employees, consultants, attorneys, accountants, successors and assigns (collectively, the "Releasees"), from any and all debts, sums of money, accounts, claims, actions, causes of action, suits, damages, judgments, losses, contracts, demands, expenses (including attorneys' fees and costs) and/or liabilities of any kind (collectively referred to as the "Claims"), which any of the Releasors ever had, now have or which they can, shall or may have for, upon or by reason of any matter, cause or thing whatsoever, from the beginning of the world to the day of this Agreement, against the Releasees. Notwithstanding anything contained in this Section 4.10 to the contrary, the release provided for herein shall not apply to any Claim by any Releasor against any Releasee arising under this Agreement or arising out of or in any way relating to the transactions provided for in this Agreement.


         4.11 USE OF THE INTELLECTUAL PROPERTY. Neither Company nor the Shareholders shall use any of the Intellectual Property after the date hereof, except in connection with employment by ViaSource.

         4.12 CONDUCT AND PRESERVATION OF BUSINESS. Each Company and each of the Shareholders covenant that, except as contemplated by this Agreement, during the period from the date of this Agreement to the Closing Date, each Company shall (i) conduct its business in the usual manner and not enter into any transactions outside the ordinary course of business; (ii) use its best efforts to maintain, preserve and protect its properties and assets and the Business, including, without limitation, to preserve its relationship with its employees, independent contractors, suppliers and customers and to preserve its goodwill; (iii) comply with all laws, ordinances, rules, regulations and orders applicable to its business; (iv) continue to maintain and service the physical assets used in the conduct of the Business in the same manner as has been its consistent past practice; (v) not declare; set aside or pay any dividend or make any distribution on any shares of its capital stock (whether in cash or in kind), or redeem, purchase or otherwise acquire any shares of its capital stock; (vi) not take any action or omit to take any action which would result in the inaccuracy of any of the Companys' or the Shareholders' representations and warranties set forth herein if such representations or warranties were to be made immediately after the occurrence of such act or omission; (vii) properly maintain and repair all real and personal property owned or leased by either Company or the Shareholders and used in the business of either Company, so that such property at

Closing is in the same condition as normally maintained by such Company; (viii) use its prudent business efforts to have in effect and maintain at all times all insurance of the kind, in the amount and with the insurers set forth on
Schedule 3.18 hereto or equivalent insurance; (ix) refrain from granting any irrevocable powers of attorney or comparable delegations of authority; (x) refrain from taking any action that would constitute, or fail to take any action that would prevent, a breach of or a default under any agreement, contract or understanding to which either Company is a party; (xi) use its prudent business efforts to preserve all Permits; (xii) perform all obligations required to be performed by it under any Contracts; (xiii) not enter into any collective bargaining agreement or other contract or agreement (or any amendment or modification thereto) with any labor union without the prior written consent of ViaSource and (xiv) make any distributions in accordance with the provisions of Section 1.1(f) hereof without providing prior notification to ViaSource. Without limiting the foregoing, each Company and each of the Shareholders covenant that until the Closing Date or termination of this Agreement, except as set forth on Schedule 3.22 or Schedule 3.29 hereto, neither Company will change the compensation of any of its respective directors, officers, employees, independent contractors or consultants, or enter into any employment, severance or other agreement with any of such persons, except in the ordinary course of business.

         4.13     NO SHOPPING.

                  (a) Each Company and each of the Shareholders covenant, jointly and severally, that, from and after the date hereof until the termination of this Agreement without the express written consent of ViaSource, neither Company nor any of the Shareholders shall, directly or indirectly, (i) solicit, initiate discussions or engage in negotiations with any Person (other than ViaSource or its Affiliates or their representatives) relating to the possible acquisition, whether by way of merger, reorganization, purchase of shares of capital stock, purchase of assets, management agreement, license or distribution agreement or otherwise (any such acquisition or other transaction or agreement being referred to herein as an "Acquisition Transaction"), of any interest in either Company (other than inventory or obsolete, damaged or worn assets sold or otherwise disposed of in the ordinary course of the Business and consistent with past practice), (ii) provide information with respect to either Company to any Person (other than ViaSource or its Affiliates or their representatives) in connection with a possible Acquisition Transaction or (iii) enter into an agreement with any Person (other than ViaSource or its Affiliates) concerning a possible Acquisition Transaction. Prior to the termination of this Agreement, if either Company or any of the Shareholders receives an unsolicited offer or proposal relating to a possible Acquisition Transaction, such Company or the Shareholders, as the case may be, shall immediately notify ViaSource and provide information to ViaSource as to the identity of the party making any such offer or proposal and the specific terms of such offer or proposal (including, without limitation, the proposed price and financing therefor).

                  (b) The parties recognize and acknowledge that a breach by either Company and each of the Shareholders of this Section 4.13 will cause irreparable and material loss and damage to ViaSource as to which it will not have an adequate remedy at law or in damages. Accordingly, each Party acknowledges and agrees that the issuance of an injunction or other equitable remedy is an appropriate remedy for any such breach. In addition, in the event of any breach of the foregoing which results in the acquisition by a Person other than ViaSource or its Affiliates of a majority of the assets of the Business (measured by fair market value) or of the capital stock of either Company, the Companies and the Shareholders shall promptly reimburse ViaSource for all fees and expenses (including, without limitation, out-of-pocket expenses, fees and expenses of accountants, counsel and other advisors, and the like) incurred by them in connection with the transactions contemplated by this Agreement.

         4.14 MUTUAL COOPERATION. The parties hereto will cooperate with each other, and will use all reasonable efforts to cause the fulfillment of the conditions to the parties' obligations hereunder and to obtain as promptly as possible all material consents, authorizations, orders or approvals from each and every third party, whether private or governmental, required in connection with the transactions contemplated by this Agreement. In addition, ViaSource agrees to provide the Companies and the Shareholders with reasonable access to documents and information concerning the Purchased Assets with respect to the filing of any required tax returns or other reports, or any other reasonable purpose, by the Companies and/or the Shareholders after the Closing Date.

         4.15     POST-CLOSING PURCHASE PRICE ADJUSTMENT.

                  (a) In order to compensate the Companies for the increase, if any, in the Net Worth of the Companies for the period beginning January 1, 2000 and ending on the Closing Date, ViaSource agrees that it shall, on or before that date which is 120 days after the Closing Date, determine the aggregate Net Worth of the Companies on the Closing Date. In the event that the aggregate Net Worth of the Companies on the Closing Date exceeds the aggregate Net Worth of the Companies on December 31, 1999, as set forth in Schedule 3.7 hereto, by more than the amount of the Shareholders tax liabilities as set forth in
Section 1.1(f)(i) hereof and the amount of payments and distributions paid as set forth in Section 1.1(f)(ii) hereof, ViaSource will make payment to the Companies of fifty percent (50%) of such excess in immediately available funds on or before that date which is 150 days after the Closing Date. In the event that the aggregate Net Worth of the Companies on the Closing Date is less than the aggregate Net Worth of the Companies of December 31, 1999, no adjustment to the Purchase Price shall be required and no additional payments from ViaSource to the Companies shall be made. For purposes of this Section 4.15, "Net Worth" shall be defined as the aggregate Total Assets of the Companies less their aggregate Total Liabilities, as reflected on the Companys' respective balance sheets as of the applicable date, as determined in accordance with GAAP.

                  (b) In the event that the Companies disagree with the Net Worth determination in Section 4.15(a) above, then they shall provide notice of such disagreement and their proposed aggregate Net Worth determination to ViaSource in writing in accordance with the notice provisions of this Agreement within ten (10) days of receipt of the aggregate Net Worth determination (the "Notice of Objection"). In the event of a disagreement between ViaSource and the Companies with respect to the calculation of the aggregate Net Worth determination, which is not resolved within thirty (30) days from the date of delivery of the Company's Notice of Objection, then such disagreement shall be referred to a "big five" accounting firm mutually acceptable to all parties (the "Settlement Accountants"), and the determination of the aggregate Net Worth by the Settlement Accountants shall be final and shall not be subject to further review, challenge or adjustment absent fraud. The Settlement Accountants shall use their best efforts to reach a determination not more than thirty (30) days after such referral. The costs and expenses of the services of the Settlement Accountants shall be paid equally by the Companies and ViaSource.

         4.16 WORKING CAPITAL OBLIGATION. From and after the date hereof, and through the Closing Date, the Companies shall maintain an aggregate Working Capital of at least $200,000. In the event that the distributions provided for in Section 1.1(f)(i) and Section 1.1(f)(ii) hereof would result in the aggregate Working Capital of the Companies to fall below $200,000, then such distribution shall not be made prior to the Closing Date; and liabilities for such distributions shall be included on Schedule 1.6 hereof as Assumed Liabilities by ViaSource, and such amounts shall be paid by ViaSource after the Closing Date as revenues with respect to the Purchased Assets are received by ViaSource on a cash basis in accordance with ordinary business practices. For purposes of this Agreement, "Working Capital" shall be defined as current assets less current liabilities of the Companies on a combined basis, as reflected on the Company's respective balance sheets as of the applicable date, as determined in accordance with GAAP.

         4.17 PLAN TERMINATION. The Company has determined and represents that following the Closing it will terminate each Employee Benefit Plan which is an employee pension benefit plan as defined in Section 3(2) of ERISA (the "Terminated Plan"). The Company represents that within sixty (60) days following the Closing it will decide whether to file Form 5310 (Application for Determination for Terminating Plan). If the Company does not file a Form 5310, the Company will make terminating distributions to plan participants within one-hundred eighty (180) days after Closing. If the Company decides to file Form 5310, it will do so within such sixty (60) day period.

         4.18 AGREEMENT REGARDING OPTIONS. Within thirty (30) days of the Closing, the parties shall agree upon performance criteria pertaining to the stock options referred to in Section 1.11.

                                   ARTICLE V

                                INDEMNIFICATION

         5.1 AGREEMENT BY THE COMPANIES AND THE SHAREHOLDERS FOR INDEMNIFICATION. Each Company and the Shareholders jointly and severally agree to indemnify and hold ViaSource and its stockholders, directors, officers, employees, attorneys and Affiliates (collectively, for purposes of this Article V, the "ViaSource Indemnitees") harmless from and against, and, at the ViaSource Indemnitees' election, in its sole discretion, the ViaSource Indemnitees shall be entitled to recover by set off against the Held Back Shares in accordance with Section 5.3, the aggregate of all expenses, losses, costs, deficiencies, liabilities and damages (including, without limitation, related counsel and paralegal fees and expenses) incurred or suffered by the ViaSource Indemnitees arising out of or resulting from (i) any breach of a representation or warranty made by either Company or the Shareholders in or pursuant to this Agreement, (ii) any breach of the covenants or agreements made by either Company or the Shareholders in or pursuant to this Agreement or (iii) any inaccuracy in any certificate, instrument or other document delivered by either Company or the Shareholders as required by this Agreement, (iv) any Excluded Liabilities, (v) the failure to obtain the consent of any landlord to the assignment of either Company's real estate leases if such consent is required pursuant to the terms of such leases, and (vi) any transfer taxes (other than sales taxes on the transfer of automobiles) that may be due and owing to any Governmental Authority (collectively, "Indemnifiable Damages"). The Indemnifiable Damages of the Companies and the Shareholders shall not exceed the Purchase Price. Without limiting the generality of the foregoing, with respect to the measurement of Indemnifiable Damages, the ViaSource Indemnitees shall have the right to be put in the same pre-tax consolidated financial position as it would have been in had each of the representations and warranties of the Companies and the Shareholders hereunder been true and correct and had the agreements of the Companies and the Shareholders hereunder been performed in full.

         5.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by the Companies and the Shareholders and ViaSource shall survive the Closing or termination of this Agreement and shall remain in full force and effect for a period of two (2) years from the Closing Date; provided, however, that the representations and warranties and rights of indemnification with respect to breaches thereof set forth in Sections 3.11, 3.14, 3.15, 3.16, 3.17, 3.20, 3.21, 3.23, 3.26 and 3.34 shall remain in full force and effect until the expiration of the applicable statute of limitations (including any extension thereof). Notwithstanding any knowledge of facts determined or determinable by any party by investigation, each party shall have the right to fully rely on the representations, warranties, covenants and agreements of the other parties hereto contained in this Agreement or in any other documents or papers delivered in connection herewith. Each representation, warranty, covenant and agreement contained in this Agreement is independent of each other representation, warranty, covenant and agreement. Notwithstanding the foregoing, no claim for Indemnifiable Damages or other damages (other than claims under clause (ii) of Section 5.1) shall be asserted by ViaSource until the aggregate of all such Indemnifiable Damages exceeds the sum of $10,000 (the "Indemnification Threshold"), in which case ViaSource shall be entitled to collect all Indemnifiable Damages irrespective of the Indemnification Threshold. Notwithstanding anything in this Section 5.2 to the contrary, with respect to any Indemnifiable Damages resulting from a breach of Section 3.35, the Companies and Shareholders obligations under
Section 5.1 shall arise with respect to any of the warranties set forth on
Schedule 3.35 only in the event that the Indemnifiable Damages with respect to such warranty equal or exceed $10,000, in which case ViaSource shall be entitled to collect all such Indemnifiable Damages irrespective of any threshold amounts.

         5.3 SECURITY FOR INDEMNIFICATION OBLIGATION. As security for the indemnification obligations contained in this Article V, ViaSource shall hereby set aside and hold, and each Company and the Shareholders hereby grant a security interest in (i) the shares represented by, the certificates representing the Held Back Shares issued pursuant to this Agreement and (ii) the Note. The ViaSource Indemnitees may set off against the Held Back Shares and/or the Note, as determined by the ViaSource Indemnitees in their sole and absolute discretion, the Indemnifiable Damages for which either Company or the Shareholders may be responsible pursuant to this Agreement subject, however, to the following terms and conditions:

                  (a) The ViaSource Indemnitees shall give written notice to the Companies of any claim for Indemnifiable Damages which notice shall set forth (i) the amount of Indemnifiable Damages which the ViaSource Indemnitees claims to have sustained by reason thereof, and (ii) the basis of such claim;

                  (b) Such set off shall be effected on the later to occur on the expiration of 10 days from the date of such notice (the "Notice of Contest Period") or, if such claim is contested, the date the dispute is resolved, and such set off, if taken with respect to the Held Back Shares, shall be charged proportionally against the shares set aside; and

                  (c) For purposes of any set off against the Held Back Shares pursuant to this Article V, the shares of ViaSource Common Stock shall be valued at $3.50 per share.

                  (d) The Companies or the Shareholders, in their sole discretion, may elect to satisfy their obligations for Indemnifiable Damages by making payments to ViaSource in immediately available funds, which may include an agreement to set-off such an amount against the Note, in accordance with this Section 5.3.

         5.4 VOTING OF AND DIVIDENDS ON THE HELD BACK SHARES. Except with respect to shares transferred pursuant to the foregoing right of set off (and in the case of such shares, until the same are transferred), all Held Back Shares shall be deemed to be owned by the Companies and the Companies shall be entitled to vote the Held Back Shares; provided, however, that, there shall also be deposited with ViaSource subject to the terms of this Article V, all shares of ViaSource Common Stock issued to the Companies as a result of any stock dividend or stock split and all cash issuable to the Companies as a result of any cash dividend, with respect to the Held Back Shares. All stock and cash issued or paid upon Held Back Shares shall be distributed to the person or entity entitled to receive such Held Back Shares together with such Held Back Shares.

         5.5 DELIVERY OF HELD BACK SHARES. ViaSource agrees to deliver to the Companies no later than eighteen (18) months after the date hereof any Held Back Shares then held by it unless there then remains unresolved any claim for Indemnifiable Damages as to which notice has been given, in which event ViaSource shall distribute all of the Held Back Shares except for an amount sufficient to compensate ViaSource for such Indemnifiable Damages. After such claim has been satisfied, any remaining Held Back Shares shall be distributed to the Companies promptly after the time of satisfaction.

         5.6 ADJUSTMENT TO PURCHASE PRICE. All payments for Indemnifiable Damages made pursuant to this Article V shall be treated as adjustments to the Purchase Price.

         5.7 NO BAR. If the Held Back Shares, the Note and any other payments made by the Shareholders or the Companies are insufficient to set off any claim for Indemnifiable Damages made hereunder (or have been delivered to the Companies prior to the making or resolution of such claim), then the ViaSource Indemnitees may take any action or exercise any remedy available to it by appropriate legal proceedings to collect the Indemnifiable Damages.

         5.8 REMEDIES CUMULATIVE. The remedies provided herein shall be cumulative and shall not preclude the ViaSource Indemnitees from asserting any other right, or seeking any other remedies against the Shareholders or the Companies.

         5.9 LIMITATIONS. The indemnification obligations with respect to representations and warranties of the Companies and the Shareholders in Article III and all covenants of the Companies and the Shareholders in this Agreement are joint and several obligations. This means that each Company and the Shareholders will be responsible to the extent provided in this Article V for the entirety of any indemnification to which the ViaSource Indemnitees may be entitled under this Article V.


                                   ARTICLE VI

                             SECURITIES LAW MATTERS

         The parties agree as follows with respect to the sale or other disposition after the date hereof of the ViaSource Shares:

         6.1 DISPOSITION OF SHARES.

             (a) Neither Company nor any Shareholder may, directly or indirectly, offer, sell, contract to sell, pledge, purchase or sell any put or call options, or participate in any derivative transaction relating to, or otherwise dispose of the ViaSource Shares received from Company in connection with the Asset Purchase other than in compliance with applicable federal and state securities laws; provided, however, Company may distribute the ViaSource shares to its shareholders.

             (b) Each Company and the Shareholders represent and warrant that the shares of ViaSource Common Stock hereafter acquired by them are being acquired for their own respective accounts and will not be sold or otherwise disposed of, except pursuant to (i) an exemption from the registration requirements under the Securities Act, (ii) in accordance with Rule 145(d) under the Securities Act, or (iii) an effective registration statement filed by ViaSource with the SEC under the Securities Act. To the extent either Company or the Shareholders complies with the provisions of Rule 145(d) under the Securities Act in effecting sales of the ViaSource Shares, ViaSource agrees to provide its transfer agent with appropriate instructions and/or opinions of counsel in order for them to sell, transfer and/or dispose of the ViaSource Shares in accordance with Rule 145(d).

         6.2 LEGEND. The certificates representing the ViaSource Shares shall bear the following legends:

                  THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED BY SAID ACT OR STATE LAWS.

ViaSource may, unless a registration statement is in effect covering such shares, place stop transfer orders with its transfer agents with respect to such certificates in accordance with federal securities laws.

         6.3 NO REGISTRATION. Each Company and the Shareholders acknowledge that the ViaSource Shares being delivered hereunder are not registered shares and that ViaSource has no obligation to register the ViaSource Shares at any time.


                                  ARTICLE VII

                         CONDITIONS TO THE OBLIGATIONS
                                  OF VIASOURCE

         The obligation of ViaSource to effect the transactions contemplated hereby, shall be subject to the fulfillment at or prior to the date hereof of the following conditions, any or all of which may be waived in whole or in part by ViaSource:

         7.1 CERTIFICATE. The Shareholders shall have delivered to ViaSource
(i) copies of the Articles of Incorporation and Bylaws of each Company as in effect immediately prior to the date hereof, (ii) copies of resolutions adopted by the Board of Directors and shareholders of each Company authorizing the transactions contemplated by this Agreement, and (iii) a certificate of good standing of each Company issued by the Secretary of State of Florida and each other state in which it is qualified to do business as of a date not more than forty-five (45) days prior to the date hereof, certified in each case as of the date hereof by the Secretary of such Company as being true, correct and complete.

         7.2 OPINION OF COUNSEL. ViaSource shall have received an opinion, dated as of the date hereof, from counsel for each Company and the Shareholders acceptable to ViaSource, in form and substance acceptable to ViaSource substantially as set forth in Schedule 7.2 hereto.

         7.3 CONSENTS. Each Company and ViaSource shall have received consents to the transactions contemplated hereby and waivers of rights to terminate or modify any material rights or obligations of either Company from any person from whom such consent or waiver is required under any Contract.

         7.4 EMPLOYMENT AND NON-COMPETITION AGREEMENT. Anthony Scruggs shall enter into an Employment and Non-Competition Agreement with ViaSource in the form set forth on Schedule 4.8(a).

         7.5 RELEASE. At the Closing, each of the Shareholders, and such of their Affiliates as may be designated by ViaSource, shall deliver to ViaSource a release (collectively, the "Releases") in such form as is satisfactory to ViaSource, releasing all claims of any nature against ViaSource; provided, however, that such Releases shall not apply to any Claim by any Releasor against any Releasee arising under this Agreement or arising out of or in any way relating to the transactions provided for in this Agreement.

         7.6 STOCK POWERS. At the Closing, each Company shall have delivered to ViaSource, for use in connection with the Held Back Shares, ten stock powers executed in blank, with signatures medallion guaranteed.

         7.7 BOARD APPROVAL. The Board of Directors of ViaSource shall have authorized and approved this Agreement, the Asset Purchase and transactions contemplated hereby.

         7.8 NO MATERIAL ADVERSE CHANGE. There shall not have occurred any events that have had or are reasonably likely to have a Material Adverse Change.

         7.9 LEGAL PROHIBITION. On the Closing Date, no injunction, decree or order shall be in effect prohibiting consummation of the transactions contemplated hereby or which would make the consummation of such transactions unlawful and no action, suit or proceeding shall have been instituted and remain pending before a court, governmental body or regulatory authority to restrain or prohibit the transactions contemplated by this Agreement and no adverse decision shall have been made by any such court, governmental body or regulatory authority which constitutes, or could be reasonably anticipated to constitute, a Material Adverse Change. Between the date hereof and the Closing Date, no federal, state or local statute, rule or regulation shall have been enacted or deemed applicable by any government or governmental or administrative agency or court the effect of which would be to prohibit, restrict, impair or delay the consummation of the transactions contemplated hereby or restrict or impair the ability of ViaSource to own the Assets.

         7.10 FILING OF UCC TERMINATION STATEMENTS. On or before the Closing Date, the required or necessary UCC termination statements relating to the Purchased Assets shall have been filed, and all security interests in the Purchased Assets shall have been terminated.

         7.11 STOCKHOLDERS AGREEMENT. On or before the Closing Date, each Shareholder shall have executed the restated and amended stockholders agreement of ViaSource substantially in the form of Exhibit C hereto (the "Stockholders Agreement").

         7.12 ACCURACY OF REPRESENTATIONS AND WARRANTIES AND COMPLIANCE WITH OBLIGATIONS. The representations and warranties of Shareholders and the Companies contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date with the same force and effect as though made at and as of that time. The Shareholders and the Companies shall have performed and complied with all of the obligations required by this Agreement to be performed or complied with at or prior to the Closing Date, including these obligations set forth in Article IV herein. The Shareholders and the Companies shall have delivered to ViaSource a certificate, dated as of the Closing Date, duly signed, certifying that such representations and warranties are true and correct and that all such obligations have been performed and complied with.


                                  ARTICLE VIII

                 CONDITION TO THE OBLIGATIONS OF THE COMPANIES

The obligation of each of the Companies and the Shareholders to effect the transactions contemplated hereby, shall be subject to the fulfillment at or prior to the date hereof of the following conditions, any or all of which may be waived in whole or in part by each of the Companies and the Shareholders:

         8.1 CERTIFICATE. ViaSource shall have delivered to the Companies and the Shareholders (i) copies of the Articles of Incorporation and Bylaws of ViaSource as in effect immediately prior to the date hereof, (ii) copies of resolutions adopted by the Board of Directors and shareholders of ViaSource authorizing the transactions contemplated by this Agreement, and (iii) a certificate of good standing of ViaSource issued by the Secretary of State of New Jersey.

         8.2 OPINION OF COUNSEL. The Companies and the Shareholders shall have received an opinion, dated as of the date hereof, from counsel for ViaSource acceptable to the Company and the Shareholders, in form and substance acceptable to the Companies and the Shareholders substantially as set forth in
Schedule 8.2 hereto.

         8.3 NO MATERIAL ADVERSE CHANGE. There shall not have occurred any events that have had or are reasonably likely to have a Material Adverse Change.

         8.4 LEGAL PROHIBITION. On the Closing Date, no injunction, decree or order shall be in effect prohibiting consummation of the transactions contemplated hereby or which would make the consummation of such transactions unlawful and no action, suit or proceeding shall have been instituted and remain pending before a court, governmental body or regulatory authority to restrain or prohibit the transactions contemplated by this Agreement and no adverse decision shall have been made by any such court, governmental body or regulatory authority which constitutes, or could be reasonably anticipated to constitute, a Material Adverse Change. Between the date hereof and the Closing Date, no federal, state or local statute, rule or regulation shall have been enacted or deemed applicable by any government or governmental or administrative agency or court the effect of which would be to prohibit, restrict, impair or delay the consummation of the transactions contemplated hereby or restrict or impair the ability of the Shareholders and the Companies to dispose of the Assets.

         8.5 QUALIFYING AGENT INDEMNIFICATION. ViaSource shall have entered into the Qualifying Agent Indemnification Agreement set forth in Schedule 4.8(b).

         8.6 ACCURACY OF REPRESENTATIONS AND WARRANTIES AND COMPLIANCE WITH OBLIGATIONS. The representations and warranties of ViaSource contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date with the same force and effect as though made at and as of that time. ViaSource shall have performed and complied with all of the obligations required by this Agreement to be performed or complied with at or prior to the Closing Date, including these obligations set forth in Article IV herein. ViaSource shall have delivered to the Shareholders and the Companies a certificate, dated as of the Closing Date, duly signed, certifying that such representations and warranties are true and correct and that all such obligations have been performed and complied with.


                                   ARTICLE IX

                                  DEFINITIONS

         9.1 DEFINED TERMS. As used herein, the following terms shall have the following meanings:

         "Affiliate" shall have the meaning ascribed to it in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof.

         "Closing" means the consummation of the transactions contemplated hereby.

         "Contaminated Site List" means any list, registry or other compilation established by any Governmental Body of facilities or sites that require or potentially require investigation, removal actions, remedial actions or any other response under any Environmental Laws.

         "Contract" means any agreement, contract, lease, note, mortgage, indenture, loan agreement, franchise agreement, covenant, employment agreement, license, instrument, purchase and sales order, commitment, undertaking, obligation, whether written or oral, express or implied.

         "Effective Time" means the time when the transactions contemplated by this Agreement are consummated.

         "Environmental Conditions" means any pollution, contamination, degradation, damage or injury caused by, related to or arising from or in connection with the generation, handling, use, treatment, storage, transportation, disposal, discharge, Release or emission of any Hazardous Materials.

         "Environmental Laws" means all laws, treatises, compacts, settlement or consent agreements, orders, writs, injunctions, judgments, rules, regulations, statutes, ordinances, common law principles, decrees or orders or other binding requirements with or of any national, international, provincial, federal, state, municipal, local or foreign Governmental Body relating to the environment (including, without limitation, natural resources) or the health of humans or other living organisms, including, without limitation, (a) the control, Release or remediation of any Hazardous Material or potential Hazardous Material or protection of the air, water or land, (b) generation, handling, treatment, storage, disposal or transportation of any Hazardous Material, or (c) exposure to hazardous, toxic or other substances alleged to be harmful, and (d) final and binding requirements related to the foregoing imposed by (i) the terms and conditions of any license, permit, approval or other authorization by any Governmental Body, and (ii) applicable judicial, administrative or other regulatory decrees, judgments and orders of any such Governmental Body. The term "Environmental Laws" shall include, but not be limited to, the following statutes and the regulations promulgated thereunder, as currently in effect or as subsequently amended: the Clean Air Act, 42 U.S.C. -- 7401 et seq.; the Clean Water Act, 33 U.S.C. -- 1251 et seq.; the Resource Conservation Recovery Act, 42 U.S.C. -- 6901 et seq.; the Superfund Amendments and Reauthorization Act, 42 U.S.C. -- I 10 11 et seq.; the Toxic Substances Control Act, 15 U.S.C. -- 2601 et seq.; the Water Pollution Control Act, 33 U.S.C. -- 125 1, et seq.; the Safe Drinking Water Act, 42 U.S.C. -- 300 et seq.; the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. -- 9601 et seq.; and any similar state, federal, foreign or local statute or ordinance.

         "Environmental Remediation Costs" means all costs and expenses of any Person of actions or activities to (a) clean up or remove or remediate Hazardous Materials, (b) prevent or minimize the movement, leaching or migration of Hazardous Materials, (c) prevent, minimize or mitigate or otherwise respond to the Release or threatened Release of Hazardous Materials, or injury or damage from such Release, or (d) comply with the requirements of any Environmental Laws. Environmental Remediation Costs include, without limitation, costs and expenses payable in connection with the foregoing for reasonable legal, engineering or other consultant services, for investigation, testing, sampling and monitoring (including, without limitation, medical monitoring), for boring, excavation and construction, for removal, modification or replacement of equipment or facilities, for labor and material, and for proper storage, treatment and disposal of Hazardous Materials.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "GAAP" means generally accepted accounting principles in effect in the United States of America from time to time.

         "Governmental Authority" means any nation or government, any state, regional, local or other political subdivision thereof, and any entity or official exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Hazardous Materials" means any (a) toxic or hazardous materials or substances; (b) solid, liquid or gaseous wastes, including asbestos, buried contaminants, chemicals, flammable or explosive materials; (c) radioactive materials; (d) petroleum wastes and Releases of petroleum products; and (e) any other chemical, pollutant, contaminant, waste or other substance (including, without limitation, any product) that is regulated by or pursuant to any Environmental Law.

         "Lien" means any mortgage, pledge, security interest, collateral assignment, preemptive or refused right, equity of any kind encumbrance, lien or charge of any kind (including, but not limited to, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code or comparable law or any jurisdiction in connection with such mortgage, pledge, security interest, encumbrance, lien or charge).

         "Material Adverse Change (or Effect)" means a change (or effect), in the condition (financial or otherwise), properties, assets, prospects, liabilities, rights, obligations, operations, or business which change (or effect) individually or in the aggregate, is materially adverse to such condition, properties, assets, liabilities, rights, obligations, operations, or business.

         "Person" means an individual, partnership, corporation, business trust, joint stock company, estate, trust, unincorporated association, joint venture, Governmental Authority or other entity, of whatever nature.

         "Register", "registered" and "registration" refer to a registration of the offering and sale of securities effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of the effectiveness of such registration statement.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Tax Return" means any tax return, filing or information statement required to be filed in connection with or with respect to any Tax.

         "Taxes" means all taxes, fees or other assessments, including, but not limited to, income, excise, property, sales, franchise, intangible, payroll, withholding, social security and unemployment taxes imposed by any federal, state, local or foreign governmental agency, and any interest or penalties related thereto, whenever they may be assessed.

         9.2      OTHER DEFINITIONAL PROVISIONS.

                  (a) All terms defined in this Agreement shall have the defined meanings when used in any certificates, reports or other documents made or delivered pursuant hereto or thereto, unless the context otherwise requires.

                  (b) Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

                  (c) All matters of an accounting nature in connection with this Agreement and the transactions contemplated hereby shall be determined in accordance with GAAP applied on a basis consistent with prior periods, where applicable.

                  (d) As used herein, the neuter gender shall also denote the masculine and feminine, and the masculine gender shall also denote the neuter and feminine, where the context so permits.


                                   ARTICLE X

                                  TERMINATION

         10.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing:

                  (a) by mutual written consent of all of the parties hereto at any time prior to the Closing; or

                  (b) by ViaSource in the event of a material breach by either Company of any provision of this Agreement, including but not limited to the provisions of Article VII hereto; or

                  (c) by ViaSource or the Companies if the Closing shall not have occurred by May 5, 2000.

         10.2 EFFECT OF TERMINATION. Except as provided in Article V and for the provisions of Section 4.3, in the event of termination of this Agreement pursuant to Section 10.1, this Agreement shall forthwith become void; provided, however, that nothing herein shall relieve any party from liability for the willful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.
                                   ARTICLE XI

                                 MISCELLANEOUS

         11.1 NOTICES. All notices, requests, demands, claims, and other communications hereunder shall be in writing and shall be delivered by certified or registered mail (first class postage pre-paid), guaranteed overnight delivery, or facsimile transmission if such transmission is confirmed by delivery by certified or registered mail (first class postage pre-paid) or guaranteed overnight delivery, to the following addresses and telecopy numbers (or to such other addresses or telecopy numbers which such party shall designate in writing to the other party):

IF TO VIASOURCE:

1001 West Cypress Creek Road
Suite 118
Fort Lauderdale, Florida 33309
Attn: Craig A. Russey, President
Facsimile Number: (954) 229-1113

WITH A COPY TO:

Akerman, Senterfitt & Eidson, P.A.
One S.E. 3rd Avenue
28th Floor
Miami, Florida 33131
Attn: Bradley D. Houser, Esq.
Facsimile Number: (305) 374-5095

IF TO THE COMPANIES TO:

Service Cable Electric, Inc.
7066 Stapoint Court
P.O. Box 4597
Winter Park, Florida  32793-4597
Attn:  Anthony K. Scruggs
Facsimile Number:  (407) 657-4741

WITH A COPY TO:
Foley & Lardner
111 North Orange Avenue, Ste. 1800
Orlando, Florida  32801
Attn:  John A. Sanders
Facsimile Number: (407) 648-1743

         11.2 ENTIRE AGREEMENT. This Agreement (including the Schedules attached hereto) and other documents delivered concurrently herewith, contains the entire understanding of the parties in respect of its subject matter and supersedes all prior agreements and understandings (oral or written) between or among the parties with respect to such subject matter. The Schedules constitute a part hereof as though set forth in full above.

         11.3 EXPENSES; SALES TAX. Except as otherwise provided herein, the parties shall pay their own fees and expenses, including their own counsel fees, incurred in connection with this Agreement or any transaction contemplated hereby. The parties agree that ViaSource shall pay all sales taxes associated with the transfer of any motor vehicles hereunder and all documentary stamp taxes due with respect to the Note, and the Companies shall pay all other sales, transfer or similar taxes required to be paid by reason of the transfer by the Companies of the Purchased Assets pursuant to this Agreement.

         11.4 AMENDMENT; WAIVER. This Agreement may not be modified, amended, supplemented, canceled or discharged, except by written instrument executed by all parties. No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts. The rights and remedies of the parties under this Agreement are in addition to all other rights and remedies, at law or equity, that they may have against each other.

         11.5 BINDING EFFECT; ASSIGNMENT. The rights and obligations of this Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns. Nothing expressed or implied herein shall be construed to give any other person any legal or equitable rights hereunder. Except as expressly provided herein, the rights and obligations of this Agreement may not be assigned or delegated by either Company without the prior written consent of ViaSource. Prior to the Closing Date, ViaSource may not assign all or any portion of its rights hereunder except to an Affiliate without the express written consent of the Companies and the Shareholders. After the Closing Date, ViaSource may assign all or any portion of its rights hereunder without condition or limitation.

         11.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

         11.7 INTERPRETATION. When a reference is made in this Agreement to an article, section, paragraph, clause, schedule or exhibit, such reference shall be deemed to be to this Agreement unless otherwise indicated. The headings contained herein and on the schedules are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement or the schedules. Whenever the words"include,""includes" or"including" are used in this Agreement, they shall be deemed to be followed by the words"without limitation." Time shall be of the essence in this Agreement.

         11.8 GOVERNING LAW; INTERPRETATION. This Agreement shall be construed in accordance with and governed for all purposes by the laws of the State of Florida applicable to contracts executed and to be wholly performed within such State, without regard to conflict of laws principles.

         11.9 JURISDICTION. Any suit, action or proceeding against either Company or the Shareholders arising out of, or with respect to, this Agreement or any judgment entered by any court in respect thereof may be brought in the courts of Broward County, Florida, or in the U.S. District Court for the Southern District of Florida, as ViaSource (in its sole discretion) may elect, and each Company and the Shareholders hereby irrevocably accept and consent to the nonexclusive personal jurisdiction of those courts for the purpose of any suit, action or proceeding. In addition, each Company and the Shareholders hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any judgment entered by any court in respect thereof brought in Broward County, Florida, or the U.S. District Court for the Southern District of Florida, as selected by ViaSource, and hereby further irrevocably waives any claim that any suit, action or proceedings brought in Broward County, Florida, or in such District Court has been brought in an inconvenient forum.

         11.10 ARM'S LENGTH NEGOTIATIONS. Each party herein expressly represents and warrants to all other parties hereto that (a) before executing this Agreement, said party has fully informed itself of the terms, contents, conditions and effects of this Agreement; (b) said party has relied solely and completely upon its own judgment in executing this Agreement; (c) said party has had the opportunity to seek and has obtained the advice of counsel before executing this Agreement; (d) said party has acted voluntarily and of its own free will in executing this Agreement; (e) said party is not acting under duress, whether economic or physical, in executing this Agreement; and (f) this Agreement is the result of arm's length negotiations conducted by and among the parties and their respective counsel.

         11.11 SEVERABILITY. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

         11.12 ANCILLARY AGREEMENTS. To the extent any agreement ancillary to this Agreement contains any representation or warranty that provides for different or conflicting rights, duties or obligations from those representations and warranties contained herein, the provisions of this Agreement will control.

         11.13 ANNOUNCEMENTS. All press releases, notices to customers and suppliers and other announcements with respect to this Agreement and the transactions contemplated by this Agreement shall be approved by both ViaSource and the Companies prior to the issuance thereof; provided, that either party may make any public disclosure it believes in good faith is required by law or regulation (in which case the disclosing party will advise the other party prior to making such disclosure and provide the other party a reasonable opportunity to review the proposed disclosure).

         11.14 BULK SALES LAWS. The parties hereto hereby waive compliance with the provisions of any applicable bulk sales laws, including Article 6 of the Uniform Commercial Code as it may be in effect in any applicable jurisdiction. This provision shall not be deemed to in any way limit the indemnity provided for in Article V hereof.


                      [signatures appear on the next page]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.


                                            VIASOURCE COMMUNICATIONS, INC.
                                            a New Jersey corporation



                                            By:
                                               ---------------------------------
                                              Name:
                                                   -----------------------------
                                              Title:
                                                    ----------------------------

                                            SCC ACQUISITION, INC.
                                            a Delaware corporation



                                            By:
                                               ---------------------------------
                                              Name:
                                                   -----------------------------
                                              Title:
                                                    ----------------------------


                                            SERVICE CABLE ELECTRIC, INC.
                                            a Florida corporation



                                            By:
                                               ---------------------------------
                                              Name:
                                                   -----------------------------
                                              Title:
                                                    ----------------------------


                                            SERVICE CABLE CORPORATION
                                            a Florida corporation



                                            By:
                                               ---------------------------------
                                              Name:
                                                   -----------------------------
                                              Title:
                                                    ----------------------------

                                               --------------------------------
                                               Anthony K. Scruggs, individually



                                               --------------------------------
                                               Joe Kubisak, individually



                                               --------------------------------
                                               Mark Kubisak, individually


                                       47